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As filed with the Securities and Exchange Commission on September 14, 2007

Registration Nos. 333-                        , 333-                        , 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sierra Pacific Resources
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of of incorporation or organization)	P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0024 (89511) (775) 834-3600	88-0198358 (I.R.S. Employer Identification No.)
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Nevada Power Company (Exact name of registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation or organization)	6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104 (I.R.S. Employer Identification No.)
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Sierra Pacific Power Company (Exact name of registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation or organization)	P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (775) 834-4011	88-004418 (I.R.S. Employer Identification No.)
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Paul J. Kaleta, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Sierra Pacific Resources
P.O. Box 30150 (6100 Neil Road)
Reno, Nevada 89520-3150 (89511)
(702) 367-5690
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
James A. McDaniel, Esq.
Choate, Hall & Stewart LLP
Two International Place
Boston, Massachusetts 02110
(617) 248-5000

        Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the registration statement of the earlier effective registration statement for the same offering.    ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price/Amount of Registration Fee(1)

Sierra Pacific Resources Common Stock, par value $1.00 per share

Sierra Pacific Resources Debt Securities

Nevada Power Company General and Refunding Mortgage Securities

Sierra Pacific Power Company General and Refunding Mortgage Securities

(1)
There are being registered hereunder such presently indeterminate (a) number of shares of Common Stock and principal amount of Debt Securities which may be sold from time to time by Sierra Pacific Resources, (b) principal amount of General and Refunding Mortgage Securities which may be sold from time to time by Nevada Power Company, and (c) principal amount of General and Refunding Mortgage Securities which may be sold from time to time by Sierra Pacific Power Company. The Registrants are deferring payment of all of the registration fee in accordance with Rules 456(b) and 457(r).

EXPLANATORY NOTE

        This registration statement contains three (3) separate forms of prospectus, each of which is to be used in connection with offerings of the following securities:

  (1)
  The common stock and debt securities of Sierra Pacific Resources registered pursuant to this registration statement;

  (2)
  The general and refunding mortgage securities of Nevada Power Company registered pursuant to this registration statement; and

  (3)
  The general and refunding mortgage securities of Sierra Pacific Power Company registered pursuant to this registration statement.

        This combined registration statement is separately filed by Sierra Pacific Resources, Nevada Power Company and Sierra Pacific Power Company. As to each registrant, this registration statement consists solely of the prospectus of such registrant (including the documents incorporated therein by reference) and the information set forth in Part II of this registration statement that is applicable to such registrant. No registrant makes any representation as to the information relating to the other registrants, except to the extent that such information in included in the registration statement of such registrant.

PROSPECTUS

COMMON STOCK
DEBT SECURITIES

        Sierra Pacific Resources is a Nevada corporation.

        Sierra Pacific Resources may offer shares of common stock and debt securities from time to time. We will provide specific terms of any offering in a supplement to this prospectus describing the terms of the specific issue of securities including the offering price of the securities. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        Additional information on our plan of distribution can be found inside under "Plan of Distribution." We will further describe the plan of distribution for any securities offered hereunder in the applicable prospectus supplement.

        The common stock of Sierra Pacific Resources is listed on the New York Stock Exchange under the symbol "SRP."

        Investing in these securities involves certain risks. See "Risk Factors" on page 1.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 14, 2007.

ABOUT THIS PROSPECTUS	1
RISK FACTORS	1
WHERE YOU CAN FIND MORE INFORMATION	2
INCORPORATION OF INFORMATION WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION	2
SIERRA PACIFIC RESOURCES	3
USE OF PROCEEDS	4
RATIO OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF COMMON STOCK	4
DESCRIPTION OF THE DEBT SECURITIES	6
PLAN OF DISTRIBUTION	12
LEGAL MATTERS	13
EXPERTS	13

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement (No. 333-            ) that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, we may offer the common stock and debt securities described in this prospectus in one or more offerings. In this prospectus, we refer to the common stock and debt securities collectively as the "securities." This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and terms of the debt securities being offered and, in the case of the common stock, will describe the offering price and any other terms of the common stock. The prospectus supplement and any applicable pricing supplement may also add to, update or change the information in this prospectus. It is important for you to read and consider all information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable pricing supplement. You should also read and consider the information in the documents to which we have referred you in "Where You Can Find More Information" in this prospectus.

        No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, the applicable prospectus supplement or any applicable pricing supplement, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus, or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.

        The distribution of this prospectus, the applicable prospectus supplement and any applicable pricing supplement and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer, or any invitation on our behalf, to subscribe to or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

        In this prospectus, "Sierra Pacific," "we," "us," and "our" refer specifically to Sierra Pacific Resources, the holding company which holds, among other things, all the common stock of NPC and SPPC, as defined below.

RISK FACTORS

        Investing in our securities involves risks. You are urged to read and carefully consider the information under the heading "Risk Factors" in:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which is incorporated by reference into this prospectus;

  •
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, which is incorporated by reference into this prospectus; and

  •
  documents we file with the Securities and Exchange Commission after the date of this prospectus and which are deemed incorporated by reference into this prospectus.

        Before making an investment decision, you should carefully consider these risks as well as other information we incorporate by reference in this prospectus. The risks and uncertainties that we have

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described are not the only ones facing us or Nevada Power Company ("NPC") or Sierra Pacific Power Company ("SPPC" and, together with NPC, the "Utilities"). The prospectus supplement applicable to each type or series of securities we offer under this registration statement will contain additional information about risks applicable to an investment our company and the particular type of securities we are offering under that prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and file reports and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

        Information on the public reference rooms and their copy charges may be obtained from the Securities and Exchange Commission by calling 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including us, that have been filed electronically with the Securities and Exchange Commission. Our common stock is listed and traded on the New York Stock Exchange (the "NYSE"). You may also inspect the information we file with the Securities and Exchange Commission at the NYSE's offices at 20 Broad Street, New York, New York 10005. Information about us, including our Securities and Exchange Commission filings, is also available on our website at www.sierrapacificresources.com. The contents of our website are not incorporated into this prospectus or the accompanying prospectus supplement.

        We have filed a registration statement on Form S-3 with the Securities and Exchange Commission covering the securities. This prospectus is part of that registration statement. As allowed by the Securities and Exchange Commission's rules, this prospectus does not contain all of the information you can find in the registration statement and the exhibits to the registration statement. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

INCORPORATION OF INFORMATION WE FILE WITH THE
SECURITIES AND EXCHANGE COMMISSION

        The Securities and Exchange Commission allows us to incorporate by reference the information we file with them, which means:

  •
  incorporated documents are considered part of the prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the Securities and Exchange Commission will automatically update and supersede this incorporated information.

        We incorporate by reference the documents listed below which were filed with the Securities and Exchange Commission under the Exchange Act:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2006;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007; and

  •
  our Current Reports on Form 8-K and/or Form 8-K/A filed on January 18, 2007, January 19, 2007, February 1, 2007, February 16, 2007, March 14, 2007, March 23, 2007, April 27, 2007,

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    May 11, 2007, May 29, 2007, June 12, 2007, June 13, 2007, June 15, 2007, June 25, 2007, June 27, 2007, June 28, 2007, July 3, 2007 and July 10, 2007.

        We also incorporate by reference each of the following documents that we will file with the Securities and Exchange Commission after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before effectiveness of the registration statement:

  •
  reports filed under Sections 13(a) and (c) of the Exchange Act; and

  •
  any reports filed under Section 15(d) of the Exchange Act.

        You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

        Copies of the reports that we file with the Securities and Exchange Commission can be found on its website at www.sec.gov, or on our website www.sierrapacificresources.com, under the "Investors" tab. You may also request a copy of any filings referred to above (excluding certain exhibits to the documents), at no cost, by writing or telephoning us at the following address:

    Sierra Pacific Resources
    Attention: Assistant Treasurer
    P.O. Box 30150
    6100 Neil Road
    Reno, Nevada 89520
    Telephone: (702) 367-5000

SIERRA PACIFIC RESOURCES

        We engage primarily in the power and energy businesses through our two regulated subsidiaries, NPC and SPPC. As of the date of this prospectus, we serve approximately 95% of Nevada residents, providing electricity and/or gas to approximately 1.1 million customers in service territories that cover northern and southern Nevada and the Lake Tahoe region of California. In addition to NPC and SPPC, we also operate several non-regulated businesses. The numerical information under the section entitled "Our Subsidiaries" below, reflects such figures as of the date of this prospectus.

Our Subsidiaries

        Nevada Power Company, one of our wholly-owned subsidiaries, is a regulated public utility engaged in the distribution, transmission, generation and sale of electric energy to approximately 807,000 customers in southern Nevada. NPC has a total generating capacity of 3,148 MW from 27 gas, oil and coal generating units in its generating plants and serves customers in the communities of Las Vegas, North Las Vegas, Henderson, Searchlight, Laughlin and adjoining areas, as well as Nellis Air Force Base and the Department of Energy's Nevada Test Site in Nye County.

        Sierra Pacific Power Company, another of our wholly-owned subsidiaries is a regulated public utility primarily engaged in the distribution, transmission, generation and sale of electric energy and natural gas in Nevada. SPPC has a total generating capacity of 1,043 MW of coal and natural gas/oil fired generating plants and provides electricity to approximately 361,000 customers in a 50,000 square mile service area in western, central and northeastern Nevada, including the cities of Reno, Sparks, Carson

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City and Elko, and a portion of eastern California, including the Lake Tahoe area. SPPC also provides natural gas service in Nevada to approximately 140,000 customers in an area of about 600 square miles in Nevada's Reno/Sparks area.

        We are incorporated in Nevada. Our principal executive offices are located at 6100 Neil Road, Reno, Nevada 89520 and our telephone number is 775-834-3600.

Dividends from Subsidiaries

        Since we are a holding company, substantially all of our cash flow is provided by dividends paid to us by NPC and SPPC on their common stock, all of which is owned by us. Since NPC and SPPC are public utilities, they are subject to regulation by state utility commissions, which may impose limits on investment returns or otherwise impact the amount of dividends that the Utilities may declare and pay, and to a federal statutory limitation on the payment of dividends. In addition, certain agreements entered into by the Utilities may set restrictions on the amount of dividends they may declare and pay and restrict the circumstances under which such dividends may be declared and paid. The specific restrictions on dividends contained in agreements to which NPC and SPPC are party, as well as specific regulatory limitations on dividends, can be found in our Forms 10-K, 10-Q and 8-K, which are incorporated by reference into this prospectus. The prospectus supplement applicable to each type or series of securities we offer under this registration statement will, to the extent necessary, contain information regarding dividend restrictions applicable to NPC and SPPC.

USE OF PROCEEDS

        We intend to use the proceeds we receive from the issuance of these securities as described in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,					For the Six Months Ended June 30,
	2002	2003	2004	2005	2006	2006	2007
	(Dollars in Thousands)
Ratio of Earnings to Fixed Charges(1)(2)	—	—	1.11x	1.31x	2.20x	1.20x	1.35x

(1)
For the purpose of calculating the ratio of earnings to fixed charges, "Fixed Charges" represent the aggregate of interest charges on short-term and long-term debt (whether expensed or capitalized), the portion of rental expense deemed to be attributable to interest, and the pre-tax preferred stock dividend requirement of SPPC. "Earnings" represents pre-tax income (or loss) from continuing operations plus pre-tax preferred stock dividend requirements of SPPC and fixed charges (excluding capitalized interest).

(2)
For the years ended December 31, 2002 and December 31, 2003, earnings were insufficient to cover fixed charges by $471,137 and $180,537, respectively.

DESCRIPTION OF COMMON STOCK

General

        The authorized capital stock of Sierra Pacific Resources (the "Company") consists of 350,000,000 shares of Common Stock, $1.00 par value per share (the "Common Stock"). The Company's Common Stock is listed on the NYSE under the trading symbol "SRP." The following description of the Common Stock summarizes provisions of, and is qualified in its entirety by reference to, the Company's Articles of Incorporation and the laws of the State of Nevada.

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        All shares of Common Stock participate equally with respect to dividends and rank equally upon liquidation. Each share of Common Stock is entitled to one vote per share at all meetings of stockholders. The Common Stock has no preemptive rights and does not have cumulative voting rights.

        The Board is classified, consisting of three classes of equal (or nearly equal) membership serving staggered three-year terms. The vote of the holders of two-thirds of the issued and outstanding shares of Common Stock is required to remove a director or directors from office or to amend the provisions of the Articles of Incorporation relating to election and removal of directors, unless, in the case of such an amendment, two-thirds of the Board approves the amendment, in which case the approval of the holders of a majority of the outstanding Common Stock is required.

        The vote of the holders of two-thirds of the issued and outstanding shares of Common Stock, in addition to any class vote required by law, is required to effect certain mergers, sales of assets or stock issuances involving the Company and any holder of more than 10 percent of the Common Stock, unless certain "fair price" criteria and procedural requirements are satisfied or the transaction is approved by a majority of the directors (excluding any director affiliated with such 10 percent stockholder). The vote of the holders of two-thirds of the issued and outstanding shares of Common Stock is required to amend these "fair price" provisions.

        Except as described above, the Company may amend its Articles of Incorporation upon the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock.

        In the event of any liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to receive pro rata the assets and funds of the Company remaining after satisfaction of all of its creditors.

        The Company's transfer agent and registrar is Wells Fargo Shareowner Services.

Nevada Statutory Provisions

        Nevada law provides that no person may acquire direct or indirect control of an entity that holds a controlling interest in a public utility without the prior approval of the PUCN. Nevada law, however, permits the transfer of not more than 25 percent of the Common Stock of an entity that holds a controlling interest in a public utility without the prior approval of the PUCN. The Company holds a controlling interest in both NPC and SPPC, which are public utilities in Nevada. Accordingly, no person may acquire more than 25 percent of the Common Stock without first obtaining the approval of the PUCN. Any transaction that violates such restriction is not valid for any purpose.

        The Company is subject to Nevada's Control Share Acquisition Act (Nevada Revised Statutes 78.378-78.3793), which prohibits an acquiror, under certain circumstances, from voting shares of a corporation's stock after crossing specific threshold ownership percentages, unless the acquiror obtains the approval of the issuing corporation's stockholders. The first such threshold is the acquisition of at least one-fifth but less than one-third of the outstanding voting power.

        The Company is also subject to Nevada's Combination with Interested Stockholders Statute (Nevada Revised Statutes 78.411-78.444) which prohibits an "interested stockholder" from entering into a "combination" with the Company, unless certain conditions are met. An "interested stockholder" is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10 percent or more of the Company's voting stock.

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DESCRIPTION OF THE DEBT SECURITIES

General

        From time to time we may issue debt securities in one or more series of senior debt securities ("debt securities"). Below is a description of the general terms of the debt securities. The particular terms of a series of debt securities will be described in a prospectus supplement.

        Debt securities will be issued under an indenture dated May 1, 2000, as supplemented from time to time (the "indenture"), between us and The Bank of New York, as trustee (the "indenture trustee"). The indenture will be subject to and governed by the Trust Indenture Act of 1939. The Bank of New York also acts as trustee under the general and refunding mortgage indentures of SPPC and NPC.

        The indenture does not limit the amount of debt securities that we may issue, nor does it limit us or our subsidiaries from issuing any other unsecured debt. The debt securities will rank equally with all of our unsecured and unsubordinated debt. As a holding company, our cash flows and our ability to service our debt are dependent on the cash flows of our subsidiaries. Our subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due under the debt securities. In addition, our two largest subsidiaries, NPC and SPPC, are subject to regulation by state utility commissions, which may impose limitations on investment returns or otherwise impact the amount of dividends which may be declared and paid by those companies, and to a federal statutory limitation on the payment of dividends. Similarly, certain agreements entered into by NPC and SPPC set restrictions on the amount of dividends they may declare and pay and restrict the circumstances under which such dividends may be declared and paid. For a more detailed description of the dividend restrictions applicable to our subsidiaries, see "SIERRA PACIFIC RESOURCES—Dividends from Subsidiaries" above. As a result of these factors, the debt securities will be effectively subordinated to all indebtedness and other liabilities of our subsidiaries.

Terms of the Debt Securities

        Each prospectus supplement will describe the terms of a series of debt securities, including:

  •
  the title and series designation;

  •
  the aggregate principal amount and authorized denominations of the debt securities;

  •
  the percentage of principal amount at which the debt securities will be issued;

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  the stated maturity date;

  •
  any fixed or variable interest rates or rates per annum or the method or procedure for determining the interest rates;

  •
  the times at which any interest will be payable, the date or dates from which interest will accrue and the regular record dates for interest payments or the method for determining those dates;

  •
  the principal amount payable, whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

  •
  whether the debt securities are denominated or payable in United States dollars;

  •
  any sinking fund requirements;

  •
  any terms under which we can redeem the debt securities;

  •
  any terms for repayment of principal amount at the option of the holder;

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  whether and under what circumstances we will pay additional amounts ("Additional Amounts") under any debt securities to a person who is not a U.S. person for specified taxes, assessments

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    or other governmental charges and whether we have the option to redeem the affected debt securities rather than pay any Additional Amounts;

  •
  the form in which we will issue the debt securities, whether registered, bearer or both, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the debt securities in either form;

  •
  whether the debt securities will be issued in global form, and any terms and conditions under which the debt securities in global form may be exchanged for definitive debt securities;

  •
  the defeasance provisions, if any, that apply to the debt securities (other than those described herein);

  •
  the person to whom any interest on a registered security is payable, if that person is not the registered owner of the debt securities, or the manner in which any interest is payable on a bearer security if other than upon presentation of the coupons pertaining thereto, as the case may be;

  •
  any events of default or covenants not contained in the indenture; and

  •
  any other specific terms of the debt securities which are not inconsistent with the provisions of the indenture.

        The provisions of the indenture permit us, without the consent of holders of any debt securities, to issue additional debt securities with terms different from those of debt securities previously issued and to reopen a previous series of debt securities and issue additional debt securities of that series.

        We will pay or deliver principal and any premium, Additional Amounts, and interest in the manner, at the places and subject to the restrictions described in the indenture, the debt securities and the applicable prospectus supplement.

Consolidation, Merger or Sale

        The indenture permits us to merge or consolidate, sell, lease, for a term extending beyond the last stated maturity of debt securities outstanding under the indenture, or convey, transfer or otherwise dispose of all or substantially all of our assets, if the following conditions are satisfied:

  •
  any successor or acquiror assumes all of our obligations under the indenture and the debt securities;

  •
  the successor or acquiror is a corporation organized and existing under the laws of any U.S. state; and

  •
  the successor or acquiror shall not, immediately after such transaction, be in default in the performance of any covenant or condition with respect to the indenture or the debt securities.

        The indenture does not prevent or restrict any of the following:

  •
  consolidation or merger, where after the consummation of which, we would be the surviving entity, or any conveyance or transfer or lease of any part of our properties which does not constitute the entirety or substantially the entirety of these properties; or

  •
  our approval or our consent to, any consolidation or merger to which any "restricted subsidiary" or any other of our subsidiaries or affiliates, may be a party, or any conveyance, transfer or lease by any of our subsidiaries or affiliates of any of their assets.

        The term "restricted subsidiary" is defined in the indenture as any of our operating subsidiaries that account for 10% or more of our consolidated revenues and/or assets.

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Modification of Indenture; Waiver

        The indenture may be modified or amended by us and the trustee, without notice to or the consent of any holders, with respect to certain matters contained in the indenture including:

  •
  conveying to the trustee any property or assets as security for one or more series of debt securities;

  •
  evidencing our succession by another corporation and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture;

  •
  adding to the covenants of the indenture such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of holders of debt securities;

  •
  curing any ambiguity or correcting any inconsistency in the indenture;

  •
  establishing the form or terms of debt securities of any series;

  •
  evidencing and providing for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series;

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  adding or changing any other provisions of the indenture that do not adversely affect the rights of any holder of a debt security of any series, such as providing for uncertificated debt securities; or

  •
  making any other changes or modifications to the indenture, provided that the rights of the holders of any debt securities created prior to such changes and modifications are not affected.

        In addition, under the indenture, we and the trustee may change the rights of holders of a series of debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series. However, the following changes may be made only with the consent of each holder of any outstanding debt securities affected:

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  changing the stated maturity of those debt securities;

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  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing the amount of or extending the time of payment for any premium payable upon redemption of any securities;

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  changing the place or currency of any payment of principal or interest;

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  impairing the right to bring a suit for the enforcement of any payment on or with respect to those debt securities;

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  modifying or affecting the terms and conditions of our obligations under the indenture in any manner adverse to the holders of debt securities;

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  waiving a default in the payment of the principal of or interest or Additional Amounts, if any, on any debt security; and

  •
  modifying any of the foregoing requirements, reducing the percentage of holders of debt securities required to consent to any amendment or waiver of any covenant or past default or reducing the requirements for establishing a quorum or voting.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the indenture and waive our compliance with the provisions of the indenture, except as described under "—Events of Default" below.

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Events of Default

        Each of the following will be an Event of Default with respect to each series of debt securities issued under the indenture:

  •
  default in the payment of any principal or premium, when due (except when the failure to make payment when due results from mistake, oversight or transfer difficulties and does not continue for more than three business days);

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  default in the payment of interest or Additional Amounts and the continuance of that default for a period of 30 days;

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  default with respect to any obligation to make payments to a sinking fund, when due (except when the failure to make payment when due results from mistake, oversight or transfer difficulties and does not continue for more than three business days);

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  default in the performance or breach of any other covenant or warranty contained in the indenture or in the debt securities with respect to that series and continuance of the default for a period of 60 days after written notice as provided in the indenture;

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  specified events of bankruptcy, insolvency or reorganization of us which, in the case of a decree or order for relief in an involuntary case, appointment of a receiver, liquidator or similar official or winding up or liquidation of us, remain unstayed and in effect for a period of 60 consecutive days; or

  •
  any other Event of Default provided in the applicable prospectus supplement.

        If an Event of Default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare all amounts due and payable or deliverable immediately (except, if the Event of Default (i) under the fourth bullet is with respect to all series of securities then outstanding, (ii) described in the fifth or sixth bullets, occurs and is continuing, then the trustee or holders of at least 25% in principal of all the securities then outstanding under the indenture (treated as one class), may declare all amounts due and payable or deliverable immediately). Holders of a majority in principal amount of the outstanding debt securities of an affected series may rescind and annul a declaration of acceleration if we deposit with the trustee enough money to cover overdue amounts on the outstanding debt securities other than the amounts that would be due as a result of the acceleration.

        Holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any past default or event of default of that series (except with respect to an Event of Default (i) under the fourth bullet is with respect to all series of securities then outstanding, (ii) described in the fifth or sixth bullets, in which case a majority in principal amount of the securities then outstanding (voting as one class) is required to waive), except defaults or events of default regarding covenants that cannot be modified or amended without the consent of each holder of any outstanding debt securities affected (see "—Modification of Indenture; Waiver" above).

        Holders of debt securities may not enforce the indenture or the relevant debt securities except as set forth in the indenture. The trustee under the indenture may refuse to enforce the indenture on the applicable debt securities unless it receives indemnification satisfactory to it. Subject to limitations contained in the indenture, holders of a majority in principal amount of debt securities issued under the indenture may direct the trustee in its exercise of any power granted to it under the indenture.

        Notwithstanding any other provision in the indenture (including remedies which are subject to conditions precedent), each holder of debt securities will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on the

9

holder's debt securities, when due and to institute suit for the enforcement of payment. Such rights may not be impaired or affected without the consent of such holder.

Limitations upon Liens on Stock of Restricted Subsidiaries

        We will not, nor will we permit any "restricted subsidiary" to, create, issue, assume, guarantee or permit to exist any indebtedness for borrowed money secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any restricted subsidiary without effectively providing that the debt securities shall be secured equally and ratably with the indebtedness.

Limitations on the Issuance or Disposition of Stock of Restricted Subsidiaries

        We will not, nor will we permit any restricted subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any "capital stock" (other than nonvoting preferred stock) of any restricted subsidiary, except for:

  •
  the purpose of qualifying directors;

  •
  sales or other dispositions to us or one or more restricted subsidiaries;

  •
  the disposition of all or any part of the capital stock of any restricted subsidiary for consideration which is at least equal to the fair value of the capital stock as determined by our board of directors (acting in good faith); or

  •
  an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of us or any restricted subsidiary.

        The term "capital stock" is defined in the indenture as any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in corporate stock.

Defeasance

        The indenture provides us with the option to discharge us from (a) all obligations of the debt securities of a series (except for administrative obligations) or (b) compliance with the covenants of the indenture with respect to such series. To exercise either option we must irrevocably deposit in trust with the indenture trustee money or obligations of, or guaranteed by, the United States sufficient to pay all of the principal of (including any mandatory redemption payments), premium, Additional Amounts and interest on the debt securities on the dates the payments are due. To exercise either option, we are required to deliver to the indenture trustee an opinion of tax counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. To exercise the option described in clause (a) above, the tax opinion must be based on a ruling of the Internal Revenue Service.

Form, Registration, Transfer and Exchange

        Each series of debt securities will be issued in fully registered form without coupons or in bearer form with or without coupons. Unless the applicable prospectus supplement provides otherwise, registered debt securities will be issued in denominations of $1,000 or integral multiples thereof and debt securities issued in bearer form will be issued in the denomination of $5,000. The indenture provides that debt securities may be issued in global form. If any series of debt securities is issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

10

        Holders may present debt securities for exchange, and registered debt securities for transfer, in the manner, at the places and subject to the restrictions set forth in the indenture, the debt securities and the applicable prospectus supplement. Holders may transfer debt securities in bearer form and the coupons, if any, appertaining to the debt securities will be transferable by delivery. There will be no service charge for any registration of transfer of registered debt securities or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with any registration of transfer or exchange. Bearer securities will not be issued in exchange for registered securities.

        In the event of any redemption of debt securities of any series, we will not be required to:

  •
  issue, register the transfer of or exchange debt securities of that series during a period of 15 days next preceding the mailing of a notice of redemption of securities of the series to be redeemed;

  •
  register the transfer of or exchange any registered debt security called or being called for redemption, except the unredeemed portion of any registered debt security being redeemed in part; or

  •
  exchange any bearer security called for redemption except, to the extent provided with respect to any series of debt securities and referred to in the applicable prospectus supplement, to exchange the bearer security for a registered debt security of like tenor and principal amount that is immediately surrendered for redemption.

Global Securities

        The debt securities of each series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global debt security may not be transferred, except as a whole, among the depositary for such debt security and/or its nominees and/or successors. If any debt securities of a series are issuable as global securities, the applicable prospectus supplement will describe any circumstances when beneficial owners of interests in any global security may exchange those interests for definitive debt securities of like tenor and principal amount in any authorized form and denomination and the manner of payment of principal and interest on any global debt security.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities (other than bearer securities) on any interest payment date will be made to the person in whose name the debt securities are registered.

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium, Additional Amounts and interest on the debt securities (other than bearer securities) of a particular series will be payable at the office of the paying agents designated by us. Unless otherwise indicated in the prospectus supplement, the principal corporate trust office of the trustee in The City of New York will be designated as sole paying agent for payments with respect to debt securities of each series.

        All moneys paid by us to a paying agent or the trustee for the payment of the principal, premium additional amounts or interest on a debt security which remains unclaimed at the end of one year will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

11

Governing Law

        The indenture and debt securities will be governed by and construed under the laws of the State of New York, without regard to conflicts of laws principles thereof.

PLAN OF DISTRIBUTION

        Unless the prospectus supplement specifies otherwise, we may sell the securities in one or more of the following ways from time to time:

  •
  to underwriters for resale to the public or to institutional investors;

  •
  directly to institutional investors;

  •
  directly to agents;

  •
  through agents to the public or to institutional investors; or

  •
  if indicated in the prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means.

        We may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to such prevailing market prices; or

  •
  negotiated prices.

        The prospectus supplements will set forth the terms of the offering of each series of securities, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us, as the case may be, from the sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

        If underwriters are utilized in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market or varying prices determined at the time of sale.

        Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the series of securities, if any are purchased. Any agent utilized in the transaction will be acting on a reasonable efforts basis for the period of its appointment unless otherwise provided in a prospectus supplement.

        If a dealer is utilized in the sale of securities, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

        The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid

12

for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

        Securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing agreement upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement.

        Underwriters, agents, dealers and remarketing firms may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters, agents, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for us and our subsidiaries and affiliates in the ordinary course of business.

        Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Choate, Hall & Stewart LLP, Boston, Massachusetts. Matters of Nevada law will be passed upon by Woodburn and Wedge, Reno, Nevada. Unless otherwise indicated in the applicable prospectus supplement, legal matters in connection with the offered securities will be passed upon for the underwriter(s), dealer(s) or agent(s) by Dewey Ballantine LLP, New York, New York.

EXPERTS

        The financial statements, the related financial statement schedule, and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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COMMON STOCK
DEBT SECURITIES

PROSPECTUS

September 14, 2007

PROSPECTUS

GENERAL AND REFUNDING
MORTGAGE SECURITIES

        Nevada Power Company is a Nevada corporation.

        Nevada Power Company may offer general and refunding mortgage securities from time to time. We will provide specific terms of any offering in a supplement to this prospectus describing the terms of the specific issue of securities including the offering price of the securities. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        Additional information on our plan of distribution can be found inside under "Plan of Distribution." We will further describe the plan of distribution for any securities offered hereunder in the applicable prospectus supplement.

        Investing in these securities involves certain risks. See "Risk Factors" on page 1.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 14, 2007.

ABOUT THIS PROSPECTUS	1
RISK FACTORS	1
WHERE YOU CAN FIND MORE INFORMATION	2
INCORPORATION OF INFORMATION WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION	2
NEVADA POWER COMPANY	3
CERTAIN RELATIONSHIPS WITH SIERRA PACIFIC RESOURCES AND SIERRA PACIFIC POWER COMPANY	3
USE OF PROCEEDS	4
RATIO OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF THE GENERAL AND REFUNDING MORTGAGE SECURITIES	5
PLAN OF DISTRIBUTION	19
LEGAL MATTERS	20
EXPERTS	20

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement (No. 333-    ) that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, we may offer general and refunding mortgage securities described in this prospectus in one or more offerings. In this prospectus, we refer to the general and refunding mortgage securities as the "securities." This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement and any applicable pricing supplement may also add to, update or change the information in this prospectus. It is important for you to read and consider all information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable pricing supplement. You should also read and consider the information in the documents to which we have referred you in "Where You Can Find More Information" in this prospectus.

        No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, the applicable prospectus supplement or any applicable pricing supplement, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus, or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.

        The distribution of this prospectus, the applicable prospectus supplement and any applicable pricing supplement and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer, or any invitation on our behalf, to subscribe to or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

        In this prospectus, "Nevada Power," "we," "us," and "our" refer specifically to Nevada Power Company.

RISK FACTORS

        Investing in our securities involves risks. You are urged to read and carefully consider the information under the heading "Risk Factors" in:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which is incorporated by reference into this prospectus;

  •
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, which is incorporated by reference into this prospectus; and

  •
  documents we file with the Securities and Exchange Commission after the date of this prospectus and which are deemed incorporated by reference into this prospectus.

        Before making an investment decision, you should carefully consider these risks as well as other information we incorporate by reference in this prospectus. The risks and uncertainties that we have described are not the only ones facing us. The prospectus supplement applicable to each type or series of securities we offer under this registration statement will contain additional information about risks

1

applicable to an investment our company and the particular type of securities we are offering under that prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and file reports and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

        Information on the public reference rooms and their copy charges may be obtained from the Securities and Exchange Commission by calling 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including us, that have been filed electronically with the Securities and Exchange Commission. Information about us, including our Securities and Exchange Commission filings, is also available on our website at www.nevadapower.com. The contents of our website are not incorporated into this prospectus or the accompanying prospectus supplement.

        We have filed a registration statement on Form S-3 with the Securities and Exchange Commission covering the securities. This prospectus is part of that registration statement. As allowed by the Securities and Exchange Commission's rules, this prospectus does not contain all of the information you can find in the registration statement and the exhibits to the registration statement. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

INCORPORATION OF INFORMATION WE FILE WITH THE
SECURITIES AND EXCHANGE COMMISSION

        The Securities and Exchange Commission allows us to incorporate by reference the information we file with them, which means:

  •
  incorporated documents are considered part of the prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the Securities and Exchange Commission will automatically update and supersede this incorporated information.

        We incorporate by reference the documents listed below which were filed with the Securities and Exchange Commission under the Exchange Act:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2006;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007; and

  •
  our Current Reports on Form 8-K and/or Form 8-K/A filed on January 18, 2007, January 19, 2007, February 16, 2007, March 23, 2007, May 11, 2007, May 29, 2007, June 13, 2007, June 15, 2007, June 25, 2007, June 27, 2007, June 28, 2007 and July 10, 2007.

        We also incorporate by reference each of the following documents that we will file with the Securities and Exchange Commission after the date of this prospectus until this offering is completed

2

or after the date of this initial registration statement and before effectiveness of the registration statement:

  •
  reports filed under Sections 13(a) and (c) of the Exchange Act; and

  •
  any reports filed under Section 15(d) of the Exchange Act.

        You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

        Copies of the reports that we file with the Securities and Exchange Commission can be found at its website at www.sec.gov, or on our website www.nevadapower.com, under the "Company", then "Investors" tabs. You may also request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

    Nevada Power Company
    6226 W. Sahara Avenue
    Las Vegas, Nevada 89146
    Attention: Assistant Treasurer
    Telephone: (702) 367-5000

NEVADA POWER COMPANY

        We are a regulated public utility engaged in the distribution, transmission, generation and sale of electric energy to approximately 807,000 customers in southern Nevada. As of the date of this prospectus, we have a total generating capacity of 3,148 MW from 27 gas, oil and coal generating units in our generating plants and serve customers in the communities of Las Vegas, North Las Vegas, Henderson, Searchlight, Laughlin and adjoining areas, as well as Nellis Air Force Base and the Department of Energy's Nevada Test Site in Nye County.

        We are a subsidiary of Sierra Pacific Resources, the publicly-traded utility holding company that owns all of our outstanding common stock. Sierra Pacific Resources is also the parent company for Sierra Pacific Power Company, the public utility company that provides power and natural gas to parts of Nevada and California.

        We are incorporated in Nevada. Our principal executive offices are located at 6226 W. Sahara Avenue (P.O. Box 230), Las Vegas, Nevada 89146 and our telephone number is (702) 367-5000.

CERTAIN RELATIONSHIPS WITH SIERRA PACIFIC RESOURCES
AND SIERRA PACIFIC POWER COMPANY

        We are a wholly-owned subsidiary of Sierra Pacific Resources, a holding company that is also the parent company of Sierra Pacific Power Company, the public utility that provides power and natural gas to northern Nevada and the Lake Tahoe area of California. Sierra Pacific Resources has no significant operations of its own. Its cash flows are substantially derived from dividends paid to it by us and by Sierra Pacific Power Company, which are typically utilized to service debt and pay dividends on the common stock of Sierra Pacific Resources, with the balance, if any, reinvested in us and in Sierra Pacific Power Company as capital contributions. Currently, we are subject to restrictions on the amount of dividends we may pay to our parent under the terms of certain financing agreements and the Federal Power Act. The specific restrictions on dividends contained in agreements to which we and

3

Sierra Pacific Power Company are party can be found in our Forms 10-K, 10-Q and 8-K, which are incorporated by reference into this prospectus.

        Many of our officers are also officers of Sierra Pacific Resources and Sierra Pacific Power Company. In addition, all of the members of our board of directors are also directors of Sierra Pacific Resources and Sierra Pacific Power Company. Our board of directors exercises substantial control over our business and operations and makes determinations with respect to, among other things, the following:

  •
  payment of dividends;

  •
  decisions on financings and our capital raising activities;

  •
  mergers or other business combinations; and

  •
  acquisition or disposition of assets.

        Employees of Sierra Pacific Resources provide certain accounting, treasury, information technology and administrative services to us and to Sierra Pacific Power Company. The costs of those services are allocated among the three companies according to each company's usage.

        Sierra Pacific Resources files a consolidated U.S. federal income tax return for itself and its subsidiaries. Current income taxes are allocated based on each entity's respective taxable income or loss and investment tax credits as if each subsidiary filed a separate return. Based upon Sierra Pacific Resources' filing practices, we do not believe we would incur any significant tax liability from our parent or its other subsidiaries; however, we may incur certain tax liabilities as a result of the joint tax filing in the event of a change in applicable law or as a result of an audit.

USE OF PROCEEDS

        We intend to use the proceeds we receive from the issuance of these securities as described in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,					For the Six Months Ended June 30,
	2002	2003	2004	2005	2006	2006	2007
	(Dollars in Thousands)
Ratio of Earnings to Fixed Charges(1)(2)	—	1.08x	2.07x	2.09x	2.74x	1.31x	1.40x

(1)
For the purpose of calculating the ratio of earnings to fixed charges, "Fixed Charges" represent the aggregate of interest charges on short-term and long-term debt (whether expensed or capitalized), and the portion of rental expense deemed to be attributable to interest. "Earnings" represent pre-tax income (or loss) from continuing operations plus fixed charges (excluding capitalized interest).

(2)
For the year ended December 31, 2002, earnings were insufficient to cover fixed charges by $370,266.

4

DESCRIPTION OF THE GENERAL AND REFUNDING MORTGAGE SECURITIES

General

        From time to time we may issue one or more series of General and Refunding Mortgage Securities (the "G&R Securities"). Below is a description of the general terms of the G&R Securities. The particular terms of a series of G&R Securities will be described in a prospectus supplement.

        G&R Securities will be issued under the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended and supplemented to the date hereof (the "G&R Indenture"), between us and The Bank of New York, as trustee (the "Trustee").

        The G&R Indenture does not limit the amount of G&R Securities that we may issue. The G&R Securities will rank equally in right of payment with existing and future securities issued under the G&R Indenture, and will be senior in right of payment to all of our existing and future subordinated indebtedness. We are subject to regulation by state utility commissions, which may impose limitations on investment returns or otherwise impact the amount of dividends which we may declare and pay. We are also subject to a federal statutory limitation on the payment of dividends. We have entered into certain agreements which set restrictions on the amount of dividends we may declare and pay and restrict the circumstances under which such dividends may be declared and paid.

Terms of the G&R Securities

        Each prospectus supplement will describe the terms of a series of G&R Securities, including:

  •
  the title and series designation;

  •
  the aggregate principal amount and authorized denominations of the G&R Securities;

  •
  the percentage of principal amount at which the G&R Securities will be issued;

  •
  the stated maturity date;

  •
  any fixed or variable interest rates or rates per annum or the method or procedure for determining the interest rates;

  •
  the times at which any interest will be payable, the date or dates from which interest will accrue and the regular record dates for interest payments or the method for determining those dates;

  •
  the principal amount payable, whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

  •
  whether the G&R Securities are denominated or payable in United States dollars;

  •
  any sinking fund requirements;

  •
  any terms under which we can redeem the G&R Securities;

  •
  any terms for repayment of principal amount at the option of the holder;

  •
  whether and under what circumstances we will pay additional amounts ("Additional Amounts") under any G&R Securities to a person who is not a U.S. person for specified taxes, assessments or other governmental charges and whether we have the option to redeem the affected G&R Securities rather than pay any Additional Amounts;

  •
  the form in which we will issue the G&R Securities, whether registered, bearer or both, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the G&R Securities in either form;

  •
  whether the G&R Securities will be issued in global form, and any terms and conditions under which the G&R Securities in global form may be exchanged for definitive G&R Securities;

5

  •
  the defeasance provisions, if any, that apply to the G&R Securities (other than those described herein);

  •
  the person to whom any interest on a registered security is payable, if that person is not the registered owner of the G&R Securities, or the manner in which any interest is payable on a bearer security if other than upon presentation of the coupons pertaining thereto, as the case may be;

  •
  any events of default or covenants not contained in the G&R Indenture; and

  •
  any other specific terms of the G&R Securities which are not inconsistent with the provisions of the G&R Indenture.

        Unless the terms of the securities specify otherwise, the provisions of the G&R Indenture permit us, without the consent of holders of any G&R Securities, to issue additional G&R Securities with terms different from those of G&R Securities previously issued and to reopen a previous series of G&R Securities and issue additional G&R Securities of that series.

        We will pay or deliver principal and any premium, Additional Amounts, and interest in the manner, at the places and subject to the restrictions described in the G&R Indenture, the G&R Securities and the applicable prospectus supplement.

Description of the G&R Indenture

  General

        Except as otherwise contemplated below under this heading and subject to the exceptions specifically discussed under "Release of Property" and "Defeasance," all Outstanding Indenture Securities, equally and ratably, will be secured by the lien of the G&R Indenture on substantially all properties owned by us located in the State of Nevada (and not excepted or released from the lien thereof), and improvements, extensions and additions to, and renewals and replacements of, such properties.

        Capitalized terms used under this heading ("Description of the G&R Indenture") which are not otherwise defined in this prospectus shall have the meanings ascribed thereto in the G&R Indenture. References to article and section numbers herein, unless otherwise indicated, are references to article and section numbers of the G&R Indenture.

  Lien of the G&R Indenture

  General

        The G&R Indenture constitutes a lien on substantially all of our real property and tangible personal property located in the State of Nevada, other than property excepted from the lien thereof and such property as may have been released from the lien thereof in accordance with the terms thereof, subject to no liens prior to the lien of the G&R Indenture other than Permitted Liens and certain other liens permitted to exist.

        The G&R Indenture provides that after-acquired property (other than excepted property) located in the State of Nevada will be subject to the lien of the G&R Indenture; provided, however, that in the case of consolidation or merger (whether or not we are the surviving corporation) or transfer of the Mortgaged Property as or substantially as an entirety, the G&R Indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from us in or as a result of such transaction and improvements, extensions and additions (as defined in the G&R Indenture) to such properties and renewals, replacements and substitutions of or for any part or parts thereof. (See Article XIII and "Consolidation, Merger, etc." herein.) In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, Purchase Money Liens (as hereinafter

6

defined), and, in certain circumstances, to liens attaching to such property prior to the recording and/or filing of an instrument specifically subjecting such property to the lien of the G&R Indenture.

        Without the consent of the Holders, we may enter into supplemental indentures with the Trustee in order to subject to the lien of the G&R Indenture additional property (including property which would otherwise be excepted from such lien). (See Section 14.01.) Such property would thereupon constitute Property Additions (so long as it would otherwise qualify as Property Additions as described below) and be available as a basis for the issuance of Indenture Securities. (See "—Issuance of Additional Indenture Securities.")

  Excepted Property

        There are excepted from the lien of the G&R Indenture, among other things, cash, deposit accounts, securities; contracts, leases and other agreements of all kinds; contract rights, bills, notes and other instruments; revenues, accounts and accounts receivable and unbilled revenues, claims, demands and judgments; governmental and other licenses, permits, franchises, consents and allowances (except to the extent that any of the same constitute rights or interests relating to the occupancy or use of real property); certain intellectual property rights, domain names and other general intangibles; vehicles, movable equipment and aircraft; all goods, stock in trade, wares, merchandise and inventory held for sale or lease in the ordinary course of business; materials, supplies, inventory and other personal property consumable in the operation of the Mortgaged Property; fuel; portable tools and equipment; furniture and furnishings; computers and data processing, telecommunications and other facilities used primarily for administrative or clerical purposes or otherwise not used in connection with the operation or maintenance of electric or gas utility facilities; coal, ore, gas, oil and other minerals and timber; electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us; real property, gas wells, pipe lines, and other facilities used primarily for the production or gathering of natural gas; and leasehold interests held by us as lessee. (See Granting Clauses.)

        In addition, our properties located outside of the State of Nevada are not subject to the lien of the G&R Indenture.

  Permitted Liens

        The lien of the G&R Indenture is subject to Permitted Liens and certain other liens permitted to exist. For purposes of the G&R Indenture, Permitted Liens includes any and all of the following, among other, liens: (a) liens for taxes which are not delinquent or are being contested in good faith; (b) mechanics', workmen's and similar liens and other liens arising in the ordinary cause of business; (c) liens in respect of judgments (i) in an amount not exceeding the greater of $10 million and 3% of the aggregate principal amount of Indenture Securities then Outstanding or (ii) with respect to which we shall in good faith be prosecuting an appeal or shall have the right to do so; (d) easements, leases or other rights of others in, and defects in title to, the Mortgaged Property which do not in the aggregate materially impair our use of the Mortgaged Property considered as a whole; (e) certain defects, irregularities and limitations in title to real property subject to rights-of-way in our favor or used primarily for right-of-way purposes; (f) liens securing indebtedness of others upon real property used for transmission or distribution or otherwise to obtain rights-of-way; (g) leases existing at the date of the G&R Indenture and subsequent leases for not more than 10 years or which do not materially impair our use of the property subject thereto; (h) liens of lessors or licensors for amounts due which are not delinquent or are being contested; (i) controls, restrictions or obligations imposed by Governmental Authorities upon our property or the operation thereof; (j) rights of Governmental Authorities to purchase or designate a purchase of our property; (k) liens required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable us to maintain self-insurance or to participate in any funds established

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to cover insurance risks or in connection with workmen's compensation, unemployment insurance, social security or any pension or welfare benefit plan or program; (l) liens to secure duties or public or statutory obligations or surety, stay or appeal bonds; (m) rights of others to take minerals, timber, electric energy, gas, water, steam or other products produced by us or by others on our property; (n) rights and interests of Persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of such Persons in such property; (o) restrictions or assignment and/or qualification requirements on the assignee; (p) liens which have been bonded for the full amount in dispute or for the payment of which other security arrangements have been made; (q) easements, ground leases or rights-of-way on or across our property for the purpose of roads, pipelines, transmission or distribution lines, communication lines, railways and other similar purposes, provided that the same do not materially impair our use of such property; and (r) Prepaid Liens. (See Granting Clauses and Section 1.01.)

  Trustee's Lien.

        The G&R Indenture provides that the Trustee will have a lien, prior to the lien on behalf of the holders of Indenture Securities, upon the Mortgaged Property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (See Section 11.07.)

  Issuance of Additional Indenture Securities

        The aggregate principal amount of Indenture Securities which may be authenticated and delivered under the G&R Indenture is unlimited. (See Section 3.01.) Securities of any series may be issued from time to time on the basis of Property Additions, Retired Securities and cash deposited with the trustee, and in an aggregate principal amount not exceeding:

            (i)  70% of the Cost or Fair Value to us (whichever is less) of Property Additions (as described below) which do not constitute Funded Property (generally, Property Additions which have been made the basis of the authentication and delivery of Indenture Securities, the release of Mortgaged Property or the withdrawal of cash, which have been substituted for retired Funded Property or which have been used for other specified purposes) after certain deductions and additions, primarily including adjustments to offset property retirements;

           (ii)  the aggregate principal amount of Retired Securities; and

          (iii)  an amount of cash deposited with the Trustee. (See Article IV.)

        Property Additions generally include any property which is owned by us and is subject to the lien of the G&R Indenture except (with certain exceptions) goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts. (See Section 1.03.)

        Retired Securities means, generally, (a) Indenture Securities which are no longer Outstanding under the G&R Indenture, which have not been retired by the application of Funded Cash and which have not been used as the basis for the authentication and delivery of Indenture Securities, the release of property or the withdrawal of cash and (b) certain retired bonds issued under our now-terminated Indenture of Mortgage, dated as of October 1, 1953, by and between us and Deutsche Bank Trust Company Americas, as Trustee.

  Release of Property

        Unless an Event of Default has occurred and is continuing, we may obtain the release from the lien of the G&R Indenture of any Funded Property, except for cash held by the Trustee, upon delivery to the Trustee of an amount in cash equal to the amount, if any, by which 70% of the Cost of the

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property to be released (or, if less, the Fair Value to us of such property at the time it became Funded Property) exceeds the aggregate of:

          (1)   an amount equal to 70% of the aggregate principal amount of obligations secured by Purchase Money Lien upon the property to be released and delivered to the Trustee, subject to certain limitations described below;

          (2)   an amount equal to 70% of the Cost or Fair Value to us (whichever is less) of certified Property Additions not constituting Funded Property after certain deductions and additions, primarily including adjustments to offset property retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the release);

          (3)   the aggregate principal amount of Indenture Securities we would be entitled to issue on the basis of Retired Securities (with such entitlement being waived by operation of such release);

          (4)   any amount of cash and/or an amount equal to 70% of the aggregate principal amount of obligations secured by Purchase Money Lien upon the property released delivered to the trustee or other holder of a lien prior to the lien of the G&R Indenture, subject to certain limitations described below;

          (5)   the aggregate principal amount of Indenture Securities delivered to the Trustee (with such Indenture Securities to be canceled by the Trustee); and

          (6)   any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. (See Section 8.03.)

        As used in the G&R Indenture, the term "Purchase Money Lien" means, generally, a lien on the property being released which is retained by the transferor of such property or granted to one or more other Persons in connection with the transfer or release thereof, or granted to or held by a trustee or agent for any such Persons, and may include liens which cover property in addition to the property being released and/or which secure indebtedness in addition to indebtedness to the transferor of such property. (See Section 1.01.) Generally, the principal amount of obligations secured by Purchase Money Lien used as the basis for the release of property may not exceed 75% of the Fair Value of such property unless no additional obligations are outstanding, or are permitted to be issued, under such Purchase Money Lien. (See Section 8.03.)

        Property which is not Funded Property may generally be released from the lien of the G&R Indenture without depositing any cash or property with the Trustee as long as (a) the aggregate amount of Cost or Fair Value to us (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released) after certain deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the Cost or Fair Value (whichever is less) of property to be released does not exceed the aggregate amount of the Cost or Fair Value to us (whichever is less) of Property Additions acquired or made within the 90-day period preceding the release. (See Section 8.04.)

        The G&R Indenture provides simplified procedures for the release of minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the Trustee. (See Sections 8.05, 8.07 and 8.08.)

        If we retain any interest in any property released from the lien of the G&R Indenture, the G&R Indenture will not become a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof. (See Section 8.09.)

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  Withdrawal of Cash

        Unless an Event of Default has occurred and is continuing and subject to certain limitations, cash held by the Trustee may, generally, (1) be withdrawn by us (a) to the extent of an amount equal to 70% the Cost or Fair Value to us (whichever is less) of Property Additions not constituting Funded Property, after certain deductions and additions, primarily including adjustments to offset retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the withdrawal) or (b) in an amount equal to the aggregate principal amount of Indenture Securities that we would be entitled to issue on the basis of Retired Securities (with the entitlement to such issuance being waived by operation of such withdrawal) or (c) in an amount equal to the aggregate principal amount of any Outstanding Indenture Securities delivered to the Trustee; or (2) upon our request, be applied to (a) the purchase of Indenture Securities or (b) the payment (or provision therefor) at Stated Maturity of any Indenture Securities or the redemption (or provision therefor) of any Indenture Securities which are redeemable. (See Section 8.06.)

  Consolidation, Merger, etc.

        We may not consolidate with or merge into any other corporation or convey, otherwise transfer or lease the Mortgaged Property as or substantially as an entirety to any Person unless (a) the corporation formed by such consolidation or into which we are merged or the Person which acquires by conveyance or other transfer, or which leases, the Mortgaged Property as or substantially as an entirety is a corporation organized and existing under the laws of the United States, or any State or Territory thereof or the District of Columbia, and such corporation executes and delivers to the Trustee a supplemental indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the Indenture Securities then outstanding, contains an assumption by such corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the Indenture Securities and the performance of all of our covenants and conditions under the G&R Indenture and, in the case of a consolidation, merger, conveyance or other transfer that contains a grant, conveyance, transfer and mortgage by such corporation confirming the lien of the G&R Indenture on the Mortgaged Property and subjecting to such lien all property thereafter acquired by such corporation that shall constitute an improvement, extension or addition to the Mortgaged Property or renewal, replacement or substitution of or for any part thereof and, at the election of such corporation, subjecting to the lien of the G&R Indenture such other property then owned or thereafter acquired by such corporation as such corporation shall specify and (b) in the case of a lease, such lease is made expressly subject to termination by us or by the Trustee at any time during the continuance of an Event of Default. (See Section 13.01.) In the case of the conveyance or other transfer of the Mortgaged Property as or substantially as an entirety to any other Person, upon the satisfaction of all the conditions described above, we would be released and discharged from all obligations under the G&R Indenture and on the Indenture Securities then Outstanding unless we elect to waive such release and discharge. (See Section 13.04.)

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  Modification of G&R Indenture

  Modification Without Consent

        Without the consent of any Holders, we may enter into one or more supplemental indentures with the Trustee for any of the following purposes:

           (a)  to evidence the succession of another Person to us and the assumption by any such successor of our covenants in the G&R Indenture and in the Indenture Securities; or

           (b)  to add one or more covenants by us or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be outstanding, Indenture Securities of one or more specified series (for the purposes of this subsection, "series" includes all tranches thereof), or to surrender any right or power conferred upon us by the G&R Indenture; or

           (c)  to correct or amplify the description of any property at any time subject to the lien of the G&R Indenture; or better to assure, convey and confirm to the Trustee any property subject or required to be subjected to the lien of the G&R Indenture; or to subject to the lien of the G&R Indenture additional property (including property of others), to specify any additional Permitted Liens with respect to such additional property and to modify the provisions in the G&R Indenture for dispositions of certain types of property without release in order to specify any additional items with respect to such additional property; or

           (d)  to change or eliminate any provision of the G&R Indenture or to add any new provision to the G&R Indenture, provided that if such change, elimination or addition adversely affects the interests of the Holders of the Indenture Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when no Indenture Security of such series remains Outstanding; or

           (e)  to establish the form or terms of the Indenture Securities of any series as permitted by the G&R Indenture; or

            (f)  to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

           (g)  to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee; or

           (h)  to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series of, the Indenture Securities; or

            (i)  to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Indenture Securities will be payable, (2) all or any series of Indenture Securities may be surrendered for registration of transfer, (3) all or any series of Indenture Securities may be surrendered for exchange and (4) notices and demands to or upon us in respect of all or any series of Indenture Securities and the G&R Indenture may be served; or

            (j)  to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other changes to the provisions thereof or to add or remove other provisions with respect to matters and questions arising under the G&R Indenture, so long as such other changes or additions do not adversely affect the interests of the Holders of Indenture Securities of any series in any material respect. (See Section 14.01.)

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        Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is amended after the date of the G&R Indenture in such a way as to require changes to the G&R Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the G&R Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the G&R Indenture, the G&R Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and we may, without the consent of any Holders, enter into one or more supplemental indentures with the Trustee to evidence or effect such amendment. (See Section 14.01.)

  Modifications Requiring Consent

        Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Indenture Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the G&R Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Indenture Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Indenture Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Indenture Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all such tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all such tranches so directly affected, considered as one class, will be required; and provided, further, that no such amendment or modification may

           (a)  change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Indenture Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable thereon, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity of any Indenture Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Indenture Security,

           (b)  permit the creation of any lien not otherwise permitted by the G&R Indenture ranking prior to the lien of the G&R Indenture with respect to all or substantially all of the Mortgaged Property or terminate the lien of the G&R Indenture on all or substantially all of the Mortgaged Property or deprive the Holders of the benefit of the lien of the G&R Indenture, without, in any such case, the consent of the Holders of all Indenture Securities then Outstanding,

           (c)  reduce the percentage in principal amount of the Outstanding Indenture Securities of any series, or tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the G&R Indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Indenture Security of such series, or

           (d)  modify certain of the provisions of the G&R Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Indenture

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  Securities of any series without the consent of the Holder of each Outstanding Indenture Security of such series.

        A supplemental indenture that changes or eliminates any covenant or other provision of the G&R Indenture that has expressly been included solely for the benefit of the Holders of, or that is to remain in effect only so long as there shall be Outstanding, Indenture Securities of one or more specified series or modifies the rights of the Holders of Indenture Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the G&R Indenture of the Holders of the Indenture Securities of any other series. (See Section 14.02.)

  Waiver

        The Holders of at least a majority in aggregate principal amount of all Indenture Securities may waive our obligations to comply with certain covenants, including the covenants to maintain its corporate existence and properties, pay taxes and discharge liens, maintain certain insurance and make such recordings and filings as are necessary to protect the security of the Holders and the rights of the Trustee and its covenant with respect to merger, consolidation or the transfer or lease of the Mortgaged Property as or substantially as an entirety, described above, provided that such waiver occurs before the time such compliance is required. The Holders of at least a majority of the aggregate principal amount of Outstanding Indenture Securities of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with any covenant specified with respect to Indenture Securities of such series or tranches thereof. (See Section 6.09.)

        Before any sale of any of the Mortgaged Property and before a judgment or decree for payment of the money due shall have been obtained by the Trustee, the Holders of at least a majority in principal amount of all Outstanding Securities may waive any past default under the G&R Indenture, except a default (a) in the payment of the principal of or premium, if any, or interest, if any, on any Security Outstanding, or (b) in respect of a covenant or provision of the G&R Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of any series or tranche affected. Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. (Section 10.17.)

  Events of Default

        Each of the following events constitutes an Event of Default under the G&R Indenture (See Section 10.01.):

           (1)  failure to pay interest on any Indenture Security within 60 days after the same becomes due and payable;

           (2)  failure to pay principal of or premium, if any, on any Indenture Security within three Business Days after its Maturity;

           (3)  failure to perform or breach of any of our covenants or warranties in the G&R Indenture (other than a covenant or warranty which is to remain in effect only so long as the notes offered hereby remain outstanding or a default in the performance of which or breach of which is dealt with elsewhere under this paragraph) for a period of 90 days after there has been given to us by the Trustee, or to us and the Trustee by the Holders of at least 33% in principal amount of Outstanding Indenture Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default," unless the Trustee, or the Trustee and the Holders of a principal amount of Indenture Securities not less than the principal amount of Indenture Securities the Holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee,

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  or the Trustee and such Holders, as the case may be, will be deemed to have agreed to an extension of such period if we have initiated corrective action within such period and is being diligently pursued; and

           (4)  certain events relating to our reorganization, bankruptcy and insolvency or appointment of a receiver or trustee for our property.

  Remedies

  Acceleration of Maturity

        If an Event of Default occurs and is continuing, then the Trustee or the Holders of not less than 33% in principal amount of Indenture Securities then Outstanding may declare the principal amount (or if the Indenture Securities are Discount Securities, such portion of the principal amount as may be provided for such Discount Securities pursuant to the terms of the G&R Indenture) of all of the Indenture Securities then Outstanding, together with premium, if any, and accrued interest, if any, thereon to be immediately due and payable. At any time after such declaration of acceleration of the Indenture Securities then Outstanding, but before the sale of any of the Mortgaged Property and before a judgment or decree for payment of money shall have been obtained by the Trustee as provided in the G&R Indenture, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

        (a)    we have paid or deposited with the Trustee a sum sufficient to pay

             (1)  all overdue interest, if any, on all Indenture Securities then Outstanding;

             (2)  the principal of and premium, if any, on any Indenture Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Indenture Securities; and

             (3)  all amounts due to the Trustee as compensation and reimbursement as provided in the G&R Indenture; and

        (b)    any other Event or Events of Default, other than the non-payment of the principal of Indenture Securities that shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the G&R Indenture. (See Section 10.02.)

  Possession of Mortgaged Property

        Under certain circumstances and to the extent permitted by law, if an Event of Default occurs and is continuing, the Trustee has the power to take possession of, and to hold, operate and manage, the Mortgaged Property, or with or without entry, sell the Mortgaged Property. If the Mortgaged Property is sold, whether by the Trustee or pursuant to judicial proceedings, the principal of the Outstanding Indenture Securities, if not previously due, will become immediately due, together with premium, if any, and any accrued interest. (See Sections 10.03, 10.04 and 10.05.)

  Right to Direct Proceedings

        If an Event of Default occurs and is continuing, the Holders of a majority in principal amount of the Indenture Securities then Outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that (a) such direction does not conflict with any rule of law or with the G&R Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee's sole discretion, be adequate and (b) the Trustee may take any

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other action deemed proper by the Trustee that is not inconsistent with such direction. (See Section 10.16.)

  Limitation on Right to Institute Proceedings

        No Holder of any Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the G&R Indenture or for the appointment of a receiver or for any other remedy thereunder unless

           (a)  such Holder has previously given to the Trustee written notice of a continuing Event of Default;

           (b)  the Holders of not less than a majority in aggregate principal amount of the Indenture Securities then Outstanding have made written request to the Trustee to institute proceedings in respect of such Event of Default and have offered the Trustee reasonable indemnity against costs and liabilities to be incurred in complying with such request;

           (c)  such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

           (d)  for sixty days after receipt of such notice, the Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such sixty-day period by the Holders of a majority in aggregate principal amount of Indenture Securities then Outstanding; and

           (e)  no direction inconsistent with such written request shall have been given to the Trustee during such sixty-day period by the Holders of a majority in aggregate principal amount of the Securities then Outstanding;

it being understood and intended that no one or more of such Holders shall have any right in any manner to affect, disturb or prejudice the lien of the G&R Indenture or the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the G&R Indenture, except in the manner provided in the G&R Indenture and for the equal and ratable benefit of all of such Holders.

        Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Section 10.11.)

  No Impairment of Right to Receive Payment

        Notwithstanding that the right of a Holder to institute a proceeding with respect to the G&R Indenture is subject to certain conditions precedent, each Holder of an Indenture Security has the absolute and unconditional right to receive payment of the principal of and premium, if any, and interest, if any, on such Indenture Security when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such Holder. (See Section 10.12.)

  Notice of Default

        The Trustee is required to give the Holders notice of any default under the G&R Indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to Holders of a default of the character described in clause (3) under "Events of Default" may be given until at least 75 days after the occurrence thereof. (See Section 11.02.) The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the Holders.

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  Indemnification of Trustee

        As a condition precedent to certain actions by the Trustee in the enforcement of the lien of the G&R Indenture and institution of action on the Indenture Securities, the Trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (See Sections 10.11 and 11.01.)

  Remedies Limited by State Law

        The laws of the State of Nevada where the Mortgaged Property is located may limit or deny the ability of the Trustee or securityholders to enforce certain rights and remedies provided in the G&R Indenture in accordance with their terms.

  Defeasance

        Any Indenture Securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the G&R Indenture, and, at our election, our entire indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than us), in trust: (a) money (including Funded Cash not otherwise applied pursuant to the G&R Indenture) in an amount which will be sufficient, or (b) Eligible Obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Indenture Securities or portions thereof. (See Section 9.01.) For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

        The right of Nevada Power to cause its entire indebtedness in respect of the Indenture Securities of any series to be deemed to be satisfied and discharged as described above will be subject to the satisfaction of conditions specified in the instrument creating such series.

  Duties of the Trustee; Resignation; Removal

        The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee will be under no obligation to exercise any of the powers vested in it by the G&R Indenture at the request of any holder of Indenture Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

        The Trustee may resign at any time by giving written notice thereof to us or may be removed at any time by Act of the Holders of a majority in principal amount of Indenture Securities then Outstanding delivered to us and the Trustee. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the G&R Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if we have delivered to the Trustee a resolution of our Board of Directors

16

appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the G&R Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the G&R Indenture. (See Section 11.10.)

Evidence to be Furnished to the Trustee

        Compliance with G&R Indenture provisions is evidenced by written statements of our officers or persons selected or paid by us. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, the G&R Indenture requires us to give the Trustee, not less often than annually, a brief statement as to our compliance with the conditions and covenants under the G&R Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of Nevada Power will have any liability for any obligations of Nevada Power under the Indenture Securities, the G&R Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Indenture Securities by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Indenture Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Form, Registration, Transfer and Exchange

        Each series of G&R Securities will be issued in fully registered form without coupons or in bearer form with or without coupons. Unless the applicable prospectus supplement provides otherwise, registered G&R Securities will be issued in denominations of $1,000 or integral multiples thereof and G&R Securities issued in bearer form will be issued in the denomination of $5,000. The G&R Indenture provides that G&R Securities may be issued in global form. If any series of G&R Securities are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any of those global G&R Securities may exchange their interests for G&R Securities of that series and of like tenor and principal amount in any authorized form and denomination.

        Holders may present G&R Securities for exchange, and registered G&R Securities for transfer, in the manner, at the places and subject to the restrictions set forth in the G&R Indenture, the G&R Securities and the applicable prospectus supplement. Holders may transfer G&R Securities in bearer form and the coupons, if any, appertaining to the senior G&R Securities will be transferable by delivery. There will be no service charge for any registration of transfer of registered G&R Securities or exchange of G&R Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with any registration of transfer or exchange. Bearer securities will not be issued in exchange for registered securities.

        In the event of any redemption of G&R Securities of any series, we will not be required to:

  •
  register the transfer of or exchange G&R Securities of that series during a period of 15 days next preceding the mailing of a notice of redemption of securities of the series to be redeemed;

  •
  register the transfer of or exchange any registered debt security called for redemption, except the unredeemed portion of any registered debt security being redeemed in part; or

  •
  exchange any bearer security called for redemption except, to the extent provided with respect to any series of G&R Securities and referred to in the applicable prospectus supplement, to exchange the bearer security for a registered debt security of like tenor and principal amount that is immediately surrendered for redemption.

17

Global Securities

        The G&R Securities of each series may be issued in whole or in part in global form. A G&R Security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global debt security may not be transferred, except as a whole, among the depositary for such debt security and/or its nominees and/or successors. If any debt securities of a series are issuable as global securities, the applicable prospectus supplement will describe any circumstances when beneficial owners of interests in any global security may exchange those interests for definitive debt securities of like tenor and principal amount in any authorized form and denomination and the manner of payment of principal and interest on any global debt security.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any G&R Security (other than bearer securities) on any interest payment date will be made to the person in whose name the G&R Securities are registered.

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium, Additional Amounts and interest on the G&R Securities (other than bearer securities) of a particular series will be payable at the office of the paying agents designated by us. Unless otherwise indicated in the prospectus supplement, the principal corporate trust office of the trustee in The City of New York will be designated as sole paying agent for payments with respect to debt securities of each series.

        All moneys paid by us to a paying agent or the trustee for the payment of the principal, premium additional amounts or interest on a G&R Security which remains unclaimed at the end of one year will be repaid to us, and the holder of the G&R Security thereafter may look only to us for payment thereof.

Governing Law

        The G&R Securities will be governed by and construed under the laws of the State of New York, without regard to conflicts of laws principles thereof.

18

PLAN OF DISTRIBUTION

        Unless the prospectus supplement specifies otherwise, we may sell the securities in one or more of the following ways from time to time:

  •
  to underwriters for resale to the public or to institutional investors;

  •
  directly to institutional investors;

  •
  directly to agents;

  •
  through agents to the public or to institutional investors; or

  •
  if indicated in the prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means.

        We may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to such prevailing market prices; or

  •
  negotiated prices.

        The prospectus supplements will set forth the terms of the offering of each series of securities, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us, as the case may be, from the sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

        If underwriters are utilized in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market or varying prices determined at the time of sale.

        Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the series of securities, if any are purchased. Any agent utilized in the transaction will be acting on a reasonable efforts basis for the period of its appointment unless otherwise provided in a prospectus supplement.

        If a dealer is utilized in the sale of securities, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

        The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

        Securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing agreement upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms") acting as

19

principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement.

        Underwriters, agents, dealers and remarketing firms may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters, agents, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for us and our subsidiaries and affiliates in the ordinary course of business.

        Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Choate, Hall & Stewart LLP, Boston, Massachusetts. Matters of Nevada law will be passed upon by Woodburn and Wedge, Reno, Nevada. Unless otherwise indicated in the applicable prospectus supplement, legal matters in connection with the offered securities will be passed upon for the underwriter(s), dealer(s) or agent(s) by Dewey Ballantine LLP, New York, New York.

EXPERTS

        The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

20

GENERAL AND REFUNDING
MORTGAGE SECURITIES

PROSPECTUS

September 14, 2007

PROSPECTUS

GENERAL AND REFUNDING
MORTGAGE SECURITIES

        Sierra Pacific Power Company is a Nevada corporation.

        Sierra Pacific Power Company may offer general and refunding mortgage securities from time to time. We will provide specific terms of any offering in a supplement to this prospectus describing the terms of the specific issue of securities including the offering price of the securities. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        Additional information on our plan of distribution can be found inside under "Plan of Distribution." We will further describe the plan of distribution for any securities offered hereunder in the applicable prospectus supplement.

        Investing in these securities involves certain risks. See "Risk Factors" on page 1.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 14, 2007.

ABOUT THIS PROSPECTUS	1
RISK FACTORS	1
WHERE YOU CAN FIND MORE INFORMATION	2
INCORPORATION OF INFORMATION WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION	2
SIERRA PACIFIC POWER COMPANY	3
USE OF PROCEEDS	4
RATIO OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF THE GENERAL AND REFUNDING MORTGAGE SECURITIES	5
PLAN OF DISTRIBUTION	19
LEGAL MATTERS	20
EXPERTS	20

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement (No. 333-    ) that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, we may offer general and refunding mortgage securities described in this prospectus in one or more offerings. In this prospectus, we refer to the general and refunding mortgage securities as the "securities." This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and terms of the mortgage securities being offered. The prospectus supplement and any applicable pricing supplement may also add to, update or change the information in this prospectus. It is important for you to read and consider all information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable pricing supplement. You should also read and consider the information in the documents to which we have referred you in "Where You Can Find More Information" in this prospectus.

        No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, the applicable prospectus supplement or any applicable pricing supplement, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus, or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.

        The distribution of this prospectus, the applicable prospectus supplement and any applicable pricing supplement and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer, or any invitation on our behalf, to subscribe to or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

        In this prospectus, "Sierra Pacific," "we," "us," and "our" refer specifically to Sierra Pacific Power Company.

RISK FACTORS

        Investing in our securities involves risks. You are urged to read and carefully consider the information under the heading "Risk Factors" in:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which is incorporated by reference into this prospectus;

  •
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, which is incorporated by reference into this prospectus; and

  •
  documents we file with the Securities and Exchange Commission after the date of this prospectus and which are deemed incorporated by reference into this prospectus.

        Before making an investment decision, you should carefully consider these risks as well as other information we incorporate by reference in this prospectus. The risks and uncertainties that we have described are not the only ones facing us. The prospectus supplement applicable to each type or series of securities we offer under this registration statement will contain additional information about risks applicable to an investment our company and the particular type of securities we are offering under that prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and file reports and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

        Information on the public reference rooms and their copy charges may be obtained from the Securities and Exchange Commission by calling 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including us, that have been filed electronically with the Securities and Exchange Commission. Information about us, including our Securities and Exchange Commission filings is also available on its website at www.sierrapacific.com. The contents of our website are not incorporated into this prospectus or the accompanying prospectus supplement.

        We have filed a registration statement on Form S-3 with the Securities and Exchange Commission covering the securities. This prospectus is part of that registration statement. As allowed by the Securities and Exchange Commission's rules, this prospectus does not contain all of the information you can find in the registration statement and the exhibits to the registration statement. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

INCORPORATION OF INFORMATION WE FILE WITH THE
SECURITIES AND EXCHANGE COMMISSION

        The Securities and Exchange Commission allows us to incorporate by reference the information we file with them, which means:

  •
  incorporated documents are considered part of the prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the Securities and Exchange Commission will automatically update and supersede this incorporated information.

        We incorporate by reference the documents listed below which were filed with the Securities and Exchange Commission under the Exchange Act:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2006;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007; and

  •
  our Current Reports on Form 8-K and/or Form 8-K/A filed on February 1, 2007, February 16, 2007, March 14, 2007, March 23, 2007, April 27, 2007, May 11, 2007, June 12, 2007, June 15, 2007, June 25, 2007, June 27, 2007, June 28, 2007, July 3, 2007 and July 10, 2007.

        We also incorporate by reference each of the following documents that we will file with the Securities and Exchange Commission after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before effectiveness of the registration statement:

  •
  reports filed under Sections 13(a) and (c) of the Exchange Act; and

  •
  any reports filed under Section 15(d) of the Exchange Act.

        You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

        Copies of the reports that we file with the Securities and Exchange Commission can be found on its website at www.sec.gov, or on our website www.sierrapacific.com, under the "Company", then "Investors" tabs. You may also request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

    Sierra Pacific Power Company
    P.O. Box 10100
    6100 Neil Road
    Reno, Nevada 89520
    Attention: Assistant Treasurer
    Telephone: (775) 834-4011

SIERRA PACIFIC POWER COMPANY

        We are a public utility primarily engaged in the distribution, transmission, generation and sale of electric energy and natural gas in Nevada. As of the date of this prospectus, we have a total generating capacity of 1,043 MW of coal and natural gas/oil fired generating plants and provide electricity to approximately 361,000 customers in a 50,000 square mile service area in western, central and northeastern Nevada, including the cities of Reno, Sparks, Carson City and Elko, and a portion of eastern California, including the Lake Tahoe area. As of the date of this prospectus, we also provide natural gas service in Nevada to approximately 140,000 customers in an area of about 600 square miles in Nevada's Reno/Sparks area.

        We are a subsidiary of Sierra Pacific Resources, the publicly-traded utility holding company that owns all of our outstanding common stock. Sierra Pacific Resources is also the parent company of Nevada Power Company, the public utility that provides power to southern Nevada.

        We are incorporated in Nevada. Our principal executive offices are located at 6100 Neil Road (P.O. Box 10100), Reno, Nevada 89520 and our telephone number is (775) 834-4011.

CERTAIN RELATIONSHIPS WITH SIERRA PACIFIC RESOURCES
AND NEVADA POWER COMPANY

        We are a wholly-owned subsidiary of Sierra Pacific Resources, a holding company that is also the parent company of Nevada Power Company, the public utility that provides power to Southern Nevada. Sierra Pacific Resources has no significant operations of its own. Its cash flows are substantially derived from dividends paid to it by us and by Nevada Power Company, which are typically utilized to service debt and pay dividends on the common stock of Sierra Pacific Resources, with the balance, if any, reinvested in us and in Nevada Power Company as capital contributions. Currently, we are subject to restrictions on the amount of dividends we may pay to our parent under the terms of certain financing agreements and the Federal Power Act. The specific restrictions on dividends contained in agreements to which we and Nevada Power Company are a party can be found in our Forms 10-K, 10-Q and 8-K, which are incorporated by reference into this prospectus.

        Many of our officers are also officers of Sierra Pacific Resources and Nevada Power Company. In addition, all of the members of our board of directors are also directors of Sierra Pacific Resources and Nevada Power Company. Our board of directors exercises substantial control over our business and operations and makes determinations with respect to, among other things, the following:

  •
  payment of dividends;

  •
  decisions on financings and our capital raising activities;

  •
  mergers or other business combinations; and

  •
  acquisition or disposition of assets.

        Employees of Sierra Pacific Resources provide certain accounting, treasury, information technology and administrative services to us and to Nevada Power Company. The costs of those services are allocated among the three companies according to each company's usage.

        Sierra Pacific Resources files a consolidated U.S. federal income tax return for itself and its subsidiaries. Current income taxes are allocated based on each entity's respective taxable income or loss and investment tax credits as if each subsidiary filed a separate return. Based upon Sierra Pacific Resources' filing practices, we do not believe we would incur any significant tax liability from our parent or its other subsidiaries; however, we may incur certain tax liabilities as a result of the joint tax filing in the event of a change in applicable law or as a result of an audit.

USE OF PROCEEDS

        We intend to use the proceeds we receive from the issuance of these securities as described in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,					For the Six Months Ended June 30,
	2002	2003	2004	2005	2006	2006	2007
	(Dollars in Thousands)
Ratio of Earnings to Fixed Charges(1)(2)	—	—	1.24x	2.09x	2.01x	1.80x	2.07x

(1)
For the purpose of calculating the ratio of earnings to fixed charges, "Fixed Charges" represent the aggregate of interest charges on short-term and long-term debt (whether expensed or capitalized), and the portion of rental expense deemed to be attributable to interest. "Earnings" represent pre-tax income (or loss) from continuing operations before pre-tax preferred stock dividend requirements plus fixed charges (excluding capitalized interest).

(2)
For the years ended December 31, 2002 and December 31, 2003, earnings were insufficient to cover fixed charges by $20,317 and $38,788 respectively.

DESCRIPTION OF THE GENERAL AND REFUNDING MORTGAGE SECURITIES

General

        From time to time we may issue one or more series of General and Refunding Mortgage Securities (the "G&R Securities"). Below is a description of the general terms of the G&R Securities. The particular terms of a series of G&R Securities will be described in a prospectus supplement.

        G&R Securities will be issued under the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended and supplemented to the date hereof (the "G&R Indenture"), between us and The Bank of New York, as trustee (the "Trustee").

        The G&R Indenture does not limit the amount of G&R Securities that we may issue. The G&R Securities will rank equally in right of payment with existing and future securities issued under the G&R Indenture, and will be senior in right of payment to all of our existing and future subordinated indebtedness. We are subject to regulation by state utility commissions, which may impose limitations on investment returns or otherwise impact the amount of dividends which we may declare and pay. We are also subject to a federal statutory limitation on the payment of dividends. We have entered into certain agreements which set restrictions on the amount of dividends we may declare and pay and restrict the circumstances under which such dividends may be declared and paid.

Terms of the G&R Securities

        Each prospectus supplement will describe the terms of a series of G&R Securities, including:

  •
  the title and series designation;

  •
  the aggregate principal amount and authorized denominations of the G&R Securities;

  •
  the percentage of principal amount at which the G&R Securities will be issued;

  •
  the stated maturity date;

  •
  any fixed or variable interest rates or rates per annum or the method or procedure for determining the interest rates;

  •
  the times at which any interest will be payable, the date or dates from which interest will accrue and the regular record dates for interest payments or the method for determining those dates;

  •
  the principal amount payable, whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

  •
  whether the G&R Securities are denominated or payable in United States dollars;

  •
  any sinking fund requirements;

  •
  any terms under which we can redeem the G&R Securities;

  •
  any terms for repayment of principal amount at the option of the holder;

  •
  whether and under what circumstances we will pay additional amounts ("Additional Amounts") under any G&R Securities to a person who is not a U.S. person for specified taxes, assessments or other governmental charges and whether we have the option to redeem the affected G&R Securities rather than pay any Additional Amounts;

  •
  the form in which we will issue the G&R Securities, whether registered, bearer or both, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the G&R Securities in either form;

  •
  whether the G&R Securities will be issued in global form, and any terms and conditions under which the G&R Securities in global form may be exchanged for definitive G&R Securities;

  •
  the defeasance provisions, if any, that apply to the G&R Securities (other than those described herein);

  •
  the person to whom any interest on a registered security is payable, if that person is not the registered owner of the G&R Securities, or the manner in which any interest is payable on a bearer security if other than upon presentation of the coupons pertaining thereto, as the case may be;

  •
  any events of default or covenants not contained in the G&R Indenture; and

  •
  any other specific terms of the G&R Securities which are not inconsistent with the provisions of the G&R Indenture.

        Unless the terms of the securities specify otherwise, the provisions of the G&R Indenture permit us, without the consent of holders of any G&R Securities, to issue additional G&R Securities with terms different from those of G&R Securities previously issued and to reopen a previous series of G&R Securities and issue additional G&R Securities of that series.

        We will pay or deliver principal and any premium, Additional Amounts, and interest in the manner, at the places and subject to the restrictions described in the G&R Indenture, the G&R Securities and the applicable prospectus supplement.

Description of the G&R Indenture

  General

        Except as otherwise contemplated below under this heading and subject to the exceptions specifically discussed under "Release of Property" and "Defeasance," all Outstanding Indenture Securities, equally and ratably, will be secured by the lien of the G&R Indenture on substantially all properties owned by us located in the State of Nevada and in the State of California (and not excepted or released from the lien thereof), and improvements, extensions and additions to, and renewals and replacements of, such properties.

        Capitalized terms used under this heading ("Description of the G&R Indenture") which are not otherwise defined in this prospectus shall have the meanings ascribed thereto in the G&R Indenture. References to article and section numbers herein, unless otherwise indicated, are references to article and section numbers of the G&R Indenture.

  Lien of the G&R Indenture

  General

        The G&R Indenture constitutes a lien on substantially all of our real property and tangible personal property located in the State of Nevada and in the State of California, other than property excepted from the lien thereof and such property as may have been released from the lien thereof in accordance with the terms thereof, subject to no liens prior to the lien of the G&R Indenture other than Permitted Liens and certain other liens permitted to exist.

        The G&R Indenture provides that after-acquired property (other than excepted property) located in the State of Nevada and in the State of California will be subject to the lien of the G&R Indenture; provided, however, that in the case of consolidation or merger (whether or not we are the surviving corporation) or transfer of the Mortgaged Property as or substantially as an entirety, the G&R Indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from us in or as a result of such transaction and improvements, extensions and additions (as defined in the G&R Indenture) to such properties and renewals, replacements and substitutions of or for any part or parts thereof. (See Article XIII and "Consolidation, Merger, etc." herein.) In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, Purchase Money Liens (as hereinafter defined), and, in certain circumstances, to liens attaching to such property prior to the recording and/or filing of an instrument specifically subjecting such property to the lien of the G&R Indenture.

        Without the consent of the Holders, we may enter into supplemental indentures with the Trustee in order to subject to the lien of the G&R Indenture additional property (including property which would otherwise be excepted from such lien). (See Section 14.01.) Such property would thereupon constitute Property Additions (so long as it would otherwise qualify as Property Additions as described below) and be available as a basis for the issuance of Indenture Securities. (See "—Issuance of Additional Indenture Securities.")

  Excepted Property

        There are excepted from the lien of the G&R Indenture, among other things, cash, deposit accounts, securities; contracts, leases and other agreements of all kinds; contract rights, bills, notes and other instruments; revenues, accounts and accounts receivable and unbilled revenues, claims, demands and judgments; governmental and other licenses, permits, franchises, consents and allowances (except to the extent that any of the same constitute rights or interests relating to the occupancy or use of real property); certain intellectual property rights, domain names and other general intangibles; vehicles, movable equipment and aircraft; all goods, stock in trade, wares, merchandise and inventory held for sale or lease in the ordinary course of business; materials, supplies, inventory and other personal property consumable in the operation of the Mortgaged Property; fuel; portable tools and equipment; furniture and furnishings; computers and data processing, telecommunications and other facilities used primarily for administrative or clerical purposes or otherwise not used in connection with the operation or maintenance of electric or gas utility facilities; coal, ore, gas, oil and other minerals and timber; electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us; real property, gas wells, pipe lines, and other facilities used primarily for the production or gathering of natural gas; and leasehold interests held by us as lessee. (See Granting Clauses.)

        In addition, our properties located outside of the State of Nevada and the State of California are not subject to the lien of the G&R Indenture.

  Permitted Liens

        The lien of the G&R Indenture is subject to Permitted Liens and certain other liens permitted to exist. For purposes of the G&R Indenture, Permitted Liens includes any and all of the following, among other, liens: (a) liens for taxes which are not delinquent or are being contested in good faith; (b) mechanics', workmen's and similar liens and other liens arising in the ordinary cause of business; (c) liens in respect of judgments (i) in an amount not exceeding the greater of $10 million and 3% of the aggregate principal amount of Indenture Securities then Outstanding or (ii) with respect to which we shall in good faith be prosecuting an appeal or shall have the right to do so; (d) easements, leases or other rights of others in, and defects in title to, the Mortgaged Property which do not in the aggregate materially impair our use of the Mortgaged Property considered as a whole; (e) certain defects, irregularities and limitations in title to real property subject to rights-of-way in our favor or used primarily for right-of-way purposes; (f) liens securing indebtedness of others upon real property used for transmission or distribution or otherwise to obtain rights-of-way; (g) leases existing at the date of the G&R Indenture and subsequent leases for not more than 10 years or which do not materially impair our use of the property subject thereto; (h) liens of lessors or licensors for amounts due which are not delinquent or are being contested; (i) controls, restrictions or obligations imposed by Governmental Authorities upon our property or the operation thereof; (j) rights of Governmental Authorities to purchase or designate a purchase of our property; (k) liens required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable us to maintain self-insurance or to participate in any funds established to cover insurance risks or in connection with workmen's compensation, unemployment insurance, social security or any pension or welfare benefit plan or program; (l) liens to secure duties or public or statutory obligations or surety, stay or appeal bonds; (m) rights of others to take minerals, timber, electric energy, gas, water, steam or other products produced by us or by others on our property; (n) rights and interests of Persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of such Persons in such property; (o) restrictions or assignment and/or qualification requirements on the assignee; (p) liens which have been bonded for the full amount in dispute or for the payment of which other security arrangements have been made; (q) easements, ground leases or rights-of-way on or across our property for the purpose of roads, pipelines, transmission or distribution lines, communication lines, railways and other similar purposes, provided that the same do not materially impair our use of such property; and (r) Prepaid Liens. (See Granting Clauses and Section 1.01.)

  Trustee's Lien.

        The G&R Indenture provides that the Trustee will have a lien, prior to the lien on behalf of the holders of Indenture Securities, upon the Mortgaged Property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (See Section 11.07.)

  Issuance of Additional Indenture Securities

        The aggregate principal amount of Indenture Securities which may be authenticated and delivered under the G&R Indenture is unlimited. (See Section 3.01.) Securities of any series may be issued from time to time on the basis of Property Additions, Retired Securities and cash deposited with the trustee, and in an aggregate principal amount not exceeding:

            (i)  70% of the Cost or Fair Value to us (whichever is less) of Property Additions (as described below) which do not constitute Funded Property (generally, Property Additions which have been made the basis of the authentication and delivery of Indenture Securities, the release of Mortgaged Property or the withdrawal of cash, which have been substituted for retired Funded Property or which have been used for other specified purposes) after certain deductions and additions, primarily including adjustments to offset property retirements;

           (ii)  the aggregate principal amount of Retired Securities; and

          (iii)  an amount of cash deposited with the Trustee. (See Article IV.)

        Property Additions generally include any property which is owned by us and is subject to the lien of the G&R Indenture except (with certain exceptions) goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts. (See Section 1.03.)

        Retired Securities means, generally, (a) Indenture Securities which are no longer Outstanding under the G&R Indenture, which have not been retired by the application of Funded Cash and which have not been used as the basis for the authentication and delivery of Indenture Securities, the release of property or the withdrawal of cash and (b) certain retired bonds issued under our now-terminated Indenture of Mortgage, dated as of December 1, 1940, by and between us and U.S. Bank National Association, as successor Trustee, and Todd R. DiNezza, as successor individual trustee.

  Release of Property

        Unless an Event of Default has occurred and is continuing, we may obtain the release from the lien of the G&R Indenture of any Funded Property, except for cash held by the Trustee, upon delivery to the Trustee of an amount in cash equal to the amount, if any, by which 70% of the Cost of the property to be released (or, if less, the Fair Value to us of such property at the time it became Funded Property) exceeds the aggregate of:

          (1)   an amount equal to 70% of the aggregate principal amount of obligations secured by Purchase Money Lien upon the property to be released and delivered to the Trustee, subject to certain limitations described below;

          (2)   an amount equal to 70% of the Cost or Fair Value to us (whichever is less) of certified Property Additions not constituting Funded Property after certain deductions and additions, primarily including adjustments to offset property retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the release);

          (3)   the aggregate principal amount of Indenture Securities we would be entitled to issue on the basis of Retired Securities (with such entitlement being waived by operation of such release);

          (4)   any amount of cash and/or an amount equal to 70% of the aggregate principal amount of obligations secured by Purchase Money Lien upon the property released delivered to the trustee or other holder of a lien prior to the lien of the G&R Indenture, subject to certain limitations described below;

          (5)   the aggregate principal amount of Indenture Securities delivered to the Trustee (with such Indenture Securities to be canceled by the Trustee); and

          (6)   any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. (See Section 8.03.)

        As used in the G&R Indenture, the term "Purchase Money Lien" means, generally, a lien on the property being released which is retained by the transferor of such property or granted to one or more other Persons in connection with the transfer or release thereof, or granted to or held by a trustee or agent for any such Persons, and may include liens which cover property in addition to the property being released and/or which secure indebtedness in addition to indebtedness to the transferor of such property. (See Section 1.01.) Generally, the principal amount of obligations secured by Purchase Money Lien used as the basis for the release of property may not exceed 75% of the Fair Value of such property unless no additional obligations are outstanding, or are permitted to be issued, under such Purchase Money Lien. (See Section 8.03.)

        Property which is not Funded Property may generally be released from the lien of the G&R Indenture without depositing any cash or property with the Trustee as long as (a) the aggregate amount of Cost or Fair Value to us (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released) after certain deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the Cost or Fair Value (whichever is less) of property to be released does not exceed the aggregate amount of the Cost or Fair Value to us (whichever is less) of Property Additions acquired or made within the 90-day period preceding the release. (See Section 8.04.)

        The G&R Indenture provides simplified procedures for the release of minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the Trustee. (See Sections 8.05, 8.07 and 8.08.)

        If we retain any interest in any property released from the lien of the G&R Indenture, the G&R Indenture will not become a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof. (See Section 8.09.)

  Withdrawal of Cash

        Unless an Event of Default has occurred and is continuing and subject to certain limitations, cash held by the Trustee may, generally, (1) be withdrawn by us (a) to the extent of an amount equal to 70% the Cost or Fair Value to us (whichever is less) of Property Additions not constituting Funded Property, after certain deductions and additions, primarily including adjustments to offset retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the withdrawal) or (b) in an amount equal to the aggregate principal amount of Indenture Securities that we would be entitled to issue on the basis of Retired Securities (with the entitlement to such issuance being waived by operation of such withdrawal) or (c) in an amount equal to the aggregate principal amount of any Outstanding Indenture Securities delivered to the Trustee; or (2) upon our request, be applied to (a) the purchase of Indenture Securities or (b) the payment (or provision therefor) at Stated Maturity of any Indenture Securities or the redemption (or provision therefor) of any Indenture Securities which are redeemable. (See Section 8.06.)

  Consolidation, Merger, etc.

        We may not consolidate with or merge into any other corporation or convey, otherwise transfer or lease the Mortgaged Property as or substantially as an entirety to any Person unless (a) the corporation formed by such consolidation or into which we are merged or the Person which acquires by conveyance or other transfer, or which leases, the Mortgaged Property as or substantially as an entirety is a corporation organized and existing under the laws of the United States, or any State or Territory thereof or the District of Columbia, and such corporation executes and delivers to the Trustee a supplemental indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the Indenture Securities then outstanding, contains an assumption by such corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the Indenture Securities and the performance of all of our covenants and conditions under the G&R Indenture and, in the case of a consolidation, merger, conveyance or other transfer that contains a grant, conveyance, transfer and mortgage by such corporation confirming the lien of the G&R Indenture on the Mortgaged Property and subjecting to such lien all property thereafter acquired by such corporation that shall constitute an improvement, extension or addition to the Mortgaged Property or renewal, replacement or substitution of or for any part thereof and, at the election of such corporation, subjecting to the lien of the G&R Indenture such other property then owned or thereafter acquired by such corporation as such corporation shall specify and (b) in the case of a lease, such lease is made expressly subject to termination by us or by the Trustee at any time during the continuance of an Event of Default. (See Section 13.01.) In the case of the conveyance or other transfer of the Mortgaged Property as or substantially as an entirety to any other Person, upon the satisfaction of all the conditions described above, we would be released and discharged from all obligations under the G&R Indenture and on the Indenture Securities then Outstanding unless we elect to waive such release and discharge. (See Section 13.04.)

  Modification of G&R Indenture

  Modification Without Consent

        Without the consent of any Holders, we may enter into one or more supplemental indentures with the Trustee for any of the following purposes:

           (a)  to evidence the succession of another Person to us and the assumption by any such successor of our covenants in the G&R Indenture and in the Indenture Securities; or

           (b)  to add one or more covenants by us or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be outstanding, Indenture Securities of one or more specified series (for the purposes of this subsection, "series" includes all tranches thereof), or to surrender any right or power conferred upon us by the G&R Indenture; or

           (c)  to correct or amplify the description of any property at any time subject to the lien of the G&R Indenture; or better to assure, convey and confirm to the Trustee any property subject or required to be subjected to the lien of the G&R Indenture; or to subject to the lien of the G&R Indenture additional property (including property of others), to specify any additional Permitted Liens with respect to such additional property and to modify the provisions in the G&R Indenture for dispositions of certain types of property without release in order to specify any additional items with respect to such additional property; or

           (d)  to change or eliminate any provision of the G&R Indenture or to add any new provision to the G&R Indenture, provided that if such change, elimination or addition adversely affects the interests of the Holders of the Indenture Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when no Indenture Security of such series remains Outstanding; or

           (e)  to establish the form or terms of the Indenture Securities of any series as permitted by the G&R Indenture; or

            (f)  to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

           (g)  to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee; or

           (h)  to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series of, the Indenture Securities; or

            (i)  to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Indenture Securities will be payable, (2) all or any series of Indenture Securities may be surrendered for registration of transfer, (3) all or any series of Indenture Securities may be surrendered for exchange and (4) notices and demands to or upon us in respect of all or any series of Indenture Securities and the G&R Indenture may be served; or

            (j)  to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other changes to the provisions thereof or to add or remove other provisions with respect to matters and questions arising under the G&R Indenture, so long as such other changes or additions do not adversely affect the interests of the Holders of Indenture Securities of any series in any material respect. (See Section 14.01.)

        Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is amended after the date of the G&R Indenture in such a way as to require changes to the G&R Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the G&R Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the G&R Indenture, the G&R Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and we may, without the consent of any Holders, enter into one or more supplemental indentures with the Trustee to evidence or effect such amendment. (See Section 14.01.)

  Modifications Requiring Consent

        Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Indenture Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the G&R Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Indenture Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Indenture Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Indenture Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all such tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all such tranches so directly affected, considered as one class, will be required; and provided, further, that no such amendment or modification may:

           (a)  change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Indenture Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable thereon, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity of any Indenture Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Indenture Security,

           (b)  permit the creation of any lien not otherwise permitted by the G&R Indenture ranking prior to the lien of the G&R Indenture with respect to all or substantially all of the Mortgaged Property or terminate the lien of the G&R Indenture on all or substantially all of the Mortgaged Property or deprive the Holders of the benefit of the lien of the G&R Indenture, without, in any such case, the consent of the Holders of all Indenture Securities then Outstanding,

           (c)  reduce the percentage in principal amount of the Outstanding Indenture Securities of any series, or tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the G&R Indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Indenture Security of such series, or

           (d)  modify certain of the provisions of the G&R Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Indenture

  Securities of any series without the consent of the Holder of each Outstanding Indenture Security of such series.

        A supplemental indenture that changes or eliminates any covenant or other provision of the G&R Indenture that has expressly been included solely for the benefit of the Holders of, or that is to remain in effect only so long as there shall be Outstanding, Indenture Securities of one or more specified series or modifies the rights of the Holders of Indenture Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the G&R Indenture of the Holders of the Indenture Securities of any other series. (See Section 14.02.)

  Waiver

        The Holders of at least a majority in aggregate principal amount of all Indenture Securities may waive our obligations to comply with certain covenants, including the covenants to maintain its corporate existence and properties, pay taxes and discharge liens, maintain certain insurance and make such recordings and filings as are necessary to protect the security of the Holders and the rights of the Trustee and its covenant with respect to merger, consolidation or the transfer or lease of the Mortgaged Property as or substantially as an entirety, described above, provided that such waiver occurs before the time such compliance is required. The Holders of at least a majority of the aggregate principal amount of Outstanding Indenture Securities of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with any covenant specified with respect to Indenture Securities of such series or tranches thereof. (See Section 6.09.)

        Before any sale of any of the Mortgaged Property and before a judgment or decree for payment of the money due shall have been obtained by the Trustee, the Holders of at least a majority in principal amount of all Outstanding Securities may waive any past default under the G&R Indenture, except a default (a) in the payment of the principal of or premium, if any, or interest, if any, on any Security Outstanding, or (b) in respect of a covenant or provision of the G&R Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of any series or tranche affected. Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. (Section 10.17.)

  Events of Default

        Each of the following events constitutes an Event of Default under the G&R Indenture (See Section 10.01.):

         (1)  failure to pay interest on any Indenture Security within 60 days after the same becomes due and payable;

         (2)  failure to pay principal of or premium, if any, on any Indenture Security within three Business Days after its Maturity;

         (3)  failure to perform or breach of any of our covenants or warranties in the G&R Indenture (other than a covenant or warranty which is to remain in effect only so long as the notes offered hereby remain outstanding or a default in the performance of which or breach of which is dealt with elsewhere under this paragraph) for a period of 90 days after there has been given to us by the Trustee, or to us and the Trustee by the Holders of at least 33% in principal amount of Outstanding Indenture Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default," unless the Trustee, or the Trustee and the Holders of a principal amount of Indenture Securities not less than the principal amount of Indenture Securities the Holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and such Holders, as the case may be, will be deemed to have agreed to an extension of such period if we have initiated corrective action within such period and is being diligently pursued; and

         (4)  certain events relating to our reorganization, bankruptcy and insolvency or appointment of a receiver or trustee for our property.

  Remedies

  Acceleration of Maturity

        If an Event of Default occurs and is continuing, then the Trustee or the Holders of not less than 33% in principal amount of Indenture Securities then Outstanding may declare the principal amount (or if the Indenture Securities are Discount Securities, such portion of the principal amount as may be provided for such Discount Securities pursuant to the terms of the G&R Indenture) of all of the Indenture Securities then Outstanding, together with premium, if any, and accrued interest, if any, thereon to be immediately due and payable. At any time after such declaration of acceleration of the Indenture Securities then Outstanding, but before the sale of any of the Mortgaged Property and before a judgment or decree for payment of money shall have been obtained by the Trustee as provided in the G&R Indenture, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

           (a)  we have paid or deposited with the Trustee a sum sufficient to pay

             (1)  all overdue interest, if any, on all Indenture Securities then Outstanding;

             (2)  the principal of and premium, if any, on any Indenture Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Indenture Securities; and

             (3)  all amounts due to the Trustee as compensation and reimbursement as provided in the G&R Indenture; and

           (b)  any other Event or Events of Default, other than the non-payment of the principal of Indenture Securities that shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the G&R Indenture. (See Section 10.02.)

  Possession of Mortgaged Property

        Under certain circumstances and to the extent permitted by law, if an Event of Default occurs and is continuing, the Trustee has the power to take possession of, and to hold, operate and manage, the Mortgaged Property, or with or without entry, sell the Mortgaged Property. If the Mortgaged Property is sold, whether by the Trustee or pursuant to judicial proceedings, the principal of the Outstanding Indenture Securities, if not previously due, will become immediately due, together with premium, if any, and any accrued interest. (See Sections 10.03, 10.04 and 10.05.)

  Right to Direct Proceedings

        If an Event of Default occurs and is continuing, the Holders of a majority in principal amount of the Indenture Securities then Outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that (a) such direction does not conflict with any rule of law or with the G&R Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee's sole discretion, be adequate and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. (See Section 10.16.)

  Limitation on Right to Institute Proceedings

        No Holder of any Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the G&R Indenture or for the appointment of a receiver or for any other remedy thereunder unless

           (a)  such Holder has previously given to the Trustee written notice of a continuing Event of Default;

           (b)  the Holders of not less than a majority in aggregate principal amount of the Indenture Securities then Outstanding have made written request to the Trustee to institute proceedings in respect of such Event of Default and have offered the Trustee reasonable indemnity against costs and liabilities to be incurred in complying with such request;

           (c)  such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

           (d)  for sixty days after receipt of such notice, the Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such sixty-day period by the Holders of a majority in aggregate principal amount of Indenture Securities then Outstanding; and

           (e)  no direction inconsistent with such written request shall have been given to the Trustee during such sixty-day period by the Holders of a majority in aggregate principal amount of the Securities then Outstanding;

it being understood and intended that no one or more of such Holders shall have any right in any manner to affect, disturb or prejudice the lien of the G&R Indenture or the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the G&R Indenture, except in the manner provided in the G&R Indenture and for the equal and ratable benefit of all of such Holders.

        Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Section 10.11.)

  No Impairment of Right to Receive Payment

        Notwithstanding that the right of a Holder to institute a proceeding with respect to the G&R Indenture is subject to certain conditions precedent, each Holder of an Indenture Security has the absolute and unconditional right to receive payment of the principal of and premium, if any, and interest, if any, on such Indenture Security when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such Holder. (See Section 10.12.)

  Notice of Default

        The Trustee is required to give the Holders notice of any default under the G&R Indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to Holders of a default of the character described in clause (3) under "Events of Default" may be given until at least 75 days after the occurrence thereof. (See Section 11.02.) The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the Holders.

  Indemnification of Trustee

        As a condition precedent to certain actions by the Trustee in the enforcement of the lien of the G&R Indenture and institution of action on the Indenture Securities, the Trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (See Sections 10.11 and 11.01.)

  Remedies Limited by State Law

        The laws of the State of Nevada where the Mortgaged Property is located may limit or deny the ability of the Trustee or securityholders to enforce certain rights and remedies provided in the G&R Indenture in accordance with their terms.

  Defeasance

        Any Indenture Securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the G&R Indenture, and, at our election, our entire indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than us), in trust: (a) money (including Funded Cash not otherwise applied pursuant to the G&R Indenture) in an amount which will be sufficient, or (b) Eligible Obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Indenture Securities or portions thereof. (See Section 9.01.) For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

        The right of Sierra Pacific to cause its entire indebtedness in respect of the Indenture Securities of any series to be deemed to be satisfied and discharged as described above will be subject to the satisfaction of conditions specified in the instrument creating such series.

  Duties of the Trustee; Resignation; Removal

        The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee will be under no obligation to exercise any of the powers vested in it by the G&R Indenture at the request of any holder of Indenture Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

        The Trustee may resign at any time by giving written notice thereof to us or may be removed at any time by Act of the Holders of a majority in principal amount of Indenture Securities then Outstanding delivered to us and the Trustee. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the G&R Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if we have delivered to the Trustee a resolution of our Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the G&R Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the G&R Indenture. (See Section 11.10.)

Evidence to be Furnished to the Trustee

        Compliance with G&R Indenture provisions is evidenced by written statements of our officers or persons selected or paid by us. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, the G&R Indenture requires us to give the Trustee, not less often than annually, a brief statement as to our compliance with the conditions and covenants under the G&R Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of Sierra Pacific will have any liability for any obligations of Sierra Pacific under the Indenture Securities, the G&R Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Indenture Securities by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Indenture Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Form, Registration, Transfer and Exchange

        Each series of G&R Securities will be issued in fully registered form without coupons or in bearer form with or without coupons. Unless the applicable prospectus supplement provides otherwise, registered G&R Securities will be issued in denominations of $1,000 or integral multiples thereof and G&R Securities issued in bearer form will be issued in the denomination of $5,000. The G&R Indenture provides that G&R Securities may be issued in global form. If any series of G&R Securities are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any of those global G&R Securities may exchange their interests for G&R Securities of that series and of like tenor and principal amount in any authorized form and denomination.

        Holders may present G&R Securities for exchange, and registered G&R Securities for transfer, in the manner, at the places and subject to the restrictions set forth in the G&R Indenture, the G&R

Securities and the applicable prospectus supplement. Holders may transfer G&R Securities in bearer form and the coupons, if any, appertaining to the senior G&R Securities will be transferable by delivery. There will be no service charge for any registration of transfer of registered G&R Securities or exchange of G&R Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with any registration of transfer or exchange. Bearer securities will not be issued in exchange for registered securities.

        In the event of any redemption of G&R Securities of any series, we will not be required to:

  •
  register the transfer of or exchange G&R Securities of that series during a period of 15 days next preceding the mailing of a notice of redemption of securities of the series to be redeemed;

  •
  register the transfer of or exchange any registered debt security called for redemption, except the unredeemed portion of any registered debt security being redeemed in part; or

  •
  exchange any bearer security called for redemption except, to the extent provided with respect to any series of G&R Securities and referred to in the applicable prospectus supplement, to exchange the bearer security for a registered debt security of like tenor and principal amount that is immediately surrendered for redemption.

Global Securities

        The G&R Securities of each series may be issued in whole or in part in global form. A G&R Security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global debt security may not be transferred, except as a whole, among the depositary for such debt security and/or its nominees and/or successors. If any debt securities of a series are issuable as global securities, the applicable prospectus supplement will describe any circumstances when beneficial owners of interests in any global security may exchange those interests for definitive debt securities of like tenor and principal amount in any authorized form and denomination and the manner of payment of principal and interest on any global debt security.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any G&R Security (other than bearer securities) on any interest payment date will be made to the person in whose name the G&R Securities are registered.

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium, Additional Amounts and interest on the G&R Securities (other than bearer securities) of a particular series will be payable at the office of the paying agents designated by us. Unless otherwise indicated in the prospectus supplement, the principal corporate trust office of the trustee in The City of New York will be designated as sole paying agent for payments with respect to debt securities of each series.

        All moneys paid by us to a paying agent or the trustee for the payment of the principal, premium additional amounts or interest on a G&R Security which remains unclaimed at the end of one year will be repaid to us, and the holder of the G&R Security thereafter may look only to us for payment thereof.

Governing Law

        The G&R Securities will be governed by and construed under the laws of the State of New York, without regard to conflicts of laws principles thereof.

PLAN OF DISTRIBUTION

        Unless the prospectus supplement specifies otherwise, we may sell the securities in one or more of the following ways from time to time:

  •
  to underwriters for resale to the public or to institutional investors;

  •
  directly to institutional investors;

  •
  directly to agents;

  •
  through agents to the public or to institutional investors; or

  •
  if indicated in the prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means.

        We may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to such prevailing market prices; or

  •
  negotiated prices.

        The prospectus supplements will set forth the terms of the offering of each series of securities, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us, as the case may be, from the sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

        If underwriters are utilized in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market or varying prices determined at the time of sale.

        Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the series of securities, if any are purchased. Any agent utilized in the transaction will be acting on a reasonable efforts basis for the period of its appointment unless otherwise provided in a prospectus supplement.

        If a dealer is utilized in the sale of securities, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

        The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

        Securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing agreement upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement.

        Underwriters, agents, dealers and remarketing firms may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters, agents, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for us and our subsidiaries and affiliates in the ordinary course of business.

        Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Choate, Hall & Stewart LLP, Boston, Massachusetts. Matters of Nevada law will be passed upon by Woodburn and Wedge, Reno, Nevada. Unless otherwise indicated in the applicable prospectus supplement, legal matters in connection with the offered securities will be passed upon for the underwriter(s), dealer(s) or agent(s) by Dewey Ballantine LLP, New York, New York.

EXPERTS

        The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

GENERAL AND REFUNDING
MORTGAGE SECURITIES

PROSPECTUS

September 14, 2007

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUSES

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offerings described in this registration statement.

Securities and Exchange Commission Registration Fee	$	*
Blue sky fees and expenses (including legal fees)	$	†
Legal fees and expenses	$	†
Indenture trustee's fees and expenses	$	†
Accounting fees and expenses	$	†
Printing and engraving expenses	$	†
Listing expenses	$	†
Rating agencies' expenses	$	†
Miscellaneous	$	†

Total Expenses	$	†

*
To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

†
To be filed by amendment.

Item 15.    Indemnification of Directors and Officers

        The Nevada Revised Statutes provide that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The Articles of Incorporation or an amendment thereto may, however, provide for greater individual liability. Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the Nevada Revised Statutes.

        Each of the Articles of Incorporation and By-laws of Sierra Pacific Resources, Nevada Power Company and Sierra Pacific Power Company's provide in substance that no director, officer, employee, fiduciary or authorized representative of the respective company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director, officer or other representative capacity to the fullest extent that the laws of the State of Nevada permit elimination or limitation of the liability of directors and officers.

        The Nevada Revised Statutes also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation's articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, a corporation may indemnify a director, officer, employee or agent with respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation's articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, however, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

        Each of the By-laws of Sierra Pacific Resources, Nevada Power Company and Sierra Pacific Power Company provide in substance that every director and officer of the respective company shall be entitled to indemnification against reasonable expense and any liability incurred in connection with the defense of any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the respective company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of being or having been a director or officer of the respective company or by reason of the fact that such person is or was serving at the request of Sierra Pacific Resources, Nevada Power Company or Sierra Pacific Power Company as a director, officer, employee, fiduciary or other representative of the respective company or another corporation, partnership, joint venture, trust, employee benefit plan or other entity, except to the extent prohibited by law.

        Sierra Pacific Resources, Nevada Power Company and Sierra Pacific Power Company have each purchased insurance coverage under a policy insuring its directors and officers against certain liabilities which they may incur in their capacity as such.

        See "Item 17. Undertakings" for a description of the Securities and Exchange Commission's position regarding such indemnification provisions.

Item 16.    Exhibits

        See Index to Exhibits preceding the Exhibits included as part of this registration statement.

Item 17.    Undertakings

        The undersigned Registrants each hereby undertake:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

            (i)  (A) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

        (b)   The undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 hereof, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on September 14, 2007.

SIERRA PACIFIC RESOURCES
By	/s/ WILLIAM D. ROGERS William D. Rogers Corporate Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael W. Yackira, William D. Rogers, Paul J. Kaleta and John E. Brown as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all supplements and amendments (including post-effective amendments and Registration Statements filed pursuant to Rule 462(b) of the Securities Act) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL W. YACKIRA Michael W. Yackira	Director, Chief Executive Officer and President	September 14, 2007
/s/ WILLIAM D. ROGERS William D. Rogers	Corporate Senior Vice President, Chief Financial Officer and Treasurer	September 14, 2007
/s/ JOHN E. BROWN John E. Brown	Corporate Controller	September 14, 2007
/s/ WALTER M. HIGGINS III Walter M. Higgins III	Chairman of the Board	September 14, 2007

Joseph B. Anderson, Jr.	Director
/s/ GLENN C. CHRISTENSON Glenn C. Christenson	Director	September 14, 2007
/s/ MARY LEE COLEMAN Mary Lee Coleman	Director	September 14, 2007
Krestine M. Corbin	Director
/s/ THEODORE J. DAY Theodore J. Day	Director	September 14, 2007
/s/ JERRY E. HERBST Jerry E. Herbst	Director	September 14, 2007
/s/ BRIAN J. KENNEDY Brian J. Kennedy	Director	September 14, 2007
/s/ JOHN F. O'REILLY John F. O'Reilly	Director	September 14, 2007
/s/ PHILIP G. SATRE Philip G. Satre	Director	September 14, 2007
Donald D. Snyder	Director
Clyde T. Turner	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on September 14, 2007.

NEVADA POWER COMPANY
By	/s/ WILLIAM D. ROGERS William D. Rogers Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael W. Yackira, William D. Rogers, Paul J. Kaleta and John E. Brown as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all supplements and amendments (including post-effective amendments and Registration Statements filed pursuant to Rule 462(b) of the Securities Act) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL W. YACKIRA Michael W. Yackira	Director, Chief Executive Officer	September 14, 2007
/s/ WILLIAM D. ROGERS William D. Rogers	Senior Vice President, Chief Financial Officer and Treasurer	September 14, 2007
/s/ JOHN E. BROWN John E. Brown	Controller	September 14, 2007
/s/ WALTER M. HIGGINS III Walter M. Higgins III	Chairman of the Board	September 14, 2007

Joseph B. Anderson, Jr.	Director
/s/ GLENN C. CHRISTENSON Glenn C. Christenson	Director	September 14, 2007
/s/ MARY LEE COLEMAN Mary Lee Coleman	Director	September 14, 2007
Krestine M. Corbin	Director
/s/ THEODORE J. DAY Theodore J. Day	Director	September 14, 2007
/s/ JERRY E. HERBST Jerry E. Herbst	Director	September 14, 2007
/s/ BRIAN J. KENNEDY Brian J. Kennedy	Director	September 14, 2007
/s/ JOHN F. O'REILLY John F. O'Reilly	Director	September 14, 2007
/s/ PHILIP G. SATRE Philip G. Satre	Director	September 14, 2007
Donald D. Snyder	Director
Clyde T. Turner	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on September 14, 2007.

SIERRA PACIFIC POWER COMPANY
By	/s/ WILLIAM D. ROGERS William D. Rogers Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael W. Yackira, William D. Rogers, Paul J. Kaleta and John E. Brown as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all supplements and amendments (including post-effective amendments and Registration Statements filed pursuant to Rule 462(b) of the Securities Act) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL W. YACKIRA Michael W. Yackira	Director and Chief Executive Officer	September 14, 2007
/s/ WILLIAM D. ROGERS William D. Rogers	Senior Vice President, Chief Financial Officer and Treasurer	September 14, 2007
/s/ JOHN E. BROWN John E. Brown	Controller	September 14, 2007
/s/ WALTER M. HIGGINS III Walter M. Higgins III	Chairman of the Board	September 14, 2007

Joseph B. Anderson, Jr.	Director
/s/ GLENN C. CHRISTENSON Glenn C. Christenson	Director	September 14, 2007
/s/ MARY LEE COLEMAN Mary Lee Coleman	Director	September 14, 2007
Krestine M. Corbin	Director
/s/ THEODORE J. DAY Theodore J. Day	Director	September 14, 2007
/s/ JERRY E. HERBST Jerry E. Herbst	Director	September 14, 2007
/s/ BRIAN J. KENNEDY Brian J. Kennedy	Director	September 14, 2007
/s/ JOHN F. O'REILLY John F. O'Reilly	Director	September 14, 2007
/s/ PHILIP G. SATRE Philip G. Satre	Director	September 14, 2007
Donald D. Snyder	Director
Clyde T. Turner	Director

EXHIBIT INDEX

Exhibit No.	Description
Sierra Pacific Resources
3.1†	Restated Articles of Incorporation (filed as Exhibit 3(A) to Form 10-K for the year ended December 31, 1999)
3.2†	Certificate of Amendment (filed as Exhibit 3.1 to Form 8-K dated May 26, 2006)
3.3†	By-Laws (previously filed as Exhibit 3.1 to Form 8-K dated May 9, 2005)
Nevada Power Company
3.4†	Articles of Incorporation (previously filed as Exhibit 3(B) to Form 10-K for the year ended December 31, 1999)
3.5†	By-Laws (previously filed as Exhibit 3(C) to Form 10-K for the year ended December 31, 1999)
Sierra Pacific Power Company
3.6†	Restated Articles of Incorporation (previously filed as Exhibit 3.1 to Form 10-Q for the quarter ended September 30, 2006)
3.7†	By-Laws (previously filed as Exhibit 3(A) to Form 10-K for the year ended December 31, 1996)
Sierra Pacific Resources
4.1†	Indenture between Sierra Pacific Resources and The Bank of New York, as Trustee (filed as Exhibit 4.1 to Form 8-K dated May 22, 2000)
Nevada Power Company
4.2†
General and Refunding Mortgage Indenture, dated as of May 1, 2001 between Nevada Power Company and the Bank of New York, as Trustee (previously filed as Exhibit 4.1(a) to Form 10-Q for the quarter ended June 30, 2001)
4.3†	First Supplemental Indenture, dated as of May 1, 2001 (previously filed as Exhibit 4.1(b) to Form 10-Q for the quarter ended June 30, 2001)
4.4†	Second Supplemental Indenture, dated as of October 1, 2001 (previously filed as Exhibit 4(A) to Form 10-K for the year ended December 31, 2001)
Sierra Pacific Power Company
4.5†
General and Refunding Mortgage Indenture, dated as of May 1, 2001 between Sierra Pacific Power Company and the Bank of New York, as Trustee (previously filed as Exhibit 4.2(a) to Form 10-Q for the quarter ended June 30, 2001)
4.6†	First Supplemental Indenture, dated as of May 1, 2001 (previously filed as Exhibit 4.2(b) to Form 10-Q for the quarter ended June 30, 2001)
4.7†	Second Supplemental Indenture, dated as of October 30, 2006 (previously filed as Exhibit 4(A) to Form 10-K for the year ended December 31, 2006)

Sierra Pacific Resources
5.1	Opinion of Choate, Hall & Stewart LLP
5.2	Opinion of Woodburn and Wedge
Nevada Power Company
5.3	Opinion of Choate, Hall & Stewart LLP
5.4	Opinion of Woodburn and Wedge
Sierra Pacific Power Company
5.5	Opinion of Choate, Hall & Stewart LLP
5.6	Opinion of Woodburn and Wedge
Sierra Pacific Resources
8.1*	Opinion of Choate, Hall & Stewart LLP as to Tax Matters
Nevada Power Company
8.2*	Opinion of Choate, Hall & Stewart LLP as to Tax Matters
Sierra Pacific Power Company
8.3*	Opinion of Choate, Hall & Stewart LLP as to Tax Matters
Sierra Pacific Resources
12.1†	Statement regarding computation of Ratios of Earnings to Fixed Charges (previously filed as Exhibit 12.1 to Form 10-Q for the quarter ended June 30, 2006)
Nevada Power Company
12.2†	Statement regarding computation of Ratios of Earnings to Fixed Charges (previously filed as Exhibit 12.2 to Form 10-Q for the quarter ended June 30, 2006)
Sierra Pacific Power Company
12.3†	Statement regarding computation of Ratios of Earnings to Fixed Charges (previously filed as Exhibit 12.3 to Form 10-Q for the quarter ended June 30, 2006)
Sierra Pacific Resources
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1)
23.3	Consent of Woodburn and Wedge (included in Exhibit 5.2)
23.4*	Consent of Choate, Hall & Stewart LLP as to Tax Matters (included in Exhibit 8.1)
Nevada Power Company
23.5	Consent of Deloitte & Touche LLP
23.6	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.3)
23.7	Consent of Woodburn and Wedge (included in Exhibit 5.4)
23.8*	Consent of Choate, Hall & Stewart LLP as to Tax Matters (included in Exhibit 8.2)

Sierra Pacific Power Company
23.9	Consent of Deloitte & Touche LLP
23.10	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.5)
23.11	Consent of Woodburn and Wedge (included in Exhibit 5.6)
23.12*	Consent of Choate, Hall & Stewart LLP as to Tax Matters (included in Exhibit 8.3)
Sierra Pacific Resources
24.1	Powers of Attorney (included in signature page)
Nevada Power Company
24.2	Powers of Attorney (included in signature page)
Sierra Pacific Power Company
24.3	Powers of Attorney (included in signature page)
Sierra Pacific Resources
25.1*	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York
Nevada Power Company
25.2*	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York
Sierra Pacific Power Company
25.3*	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York

†
Previously filed

*
To be filed by amendment or subsequent Form 8-K

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ABOUT THIS PROSPECTUS
RISK FACTORS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF INFORMATION WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION
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USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF THE DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
GENERAL AND REFUNDING MORTGAGE SECURITIES

ABOUT THIS PROSPECTUS
RISK FACTORS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF INFORMATION WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION
NEVADA POWER COMPANY
CERTAIN RELATIONSHIPS WITH SIERRA PACIFIC RESOURCES AND SIERRA PACIFIC POWER COMPANY
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF THE GENERAL AND REFUNDING MORTGAGE SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS

ABOUT THIS PROSPECTUS
RISK FACTORS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF INFORMATION WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION
SIERRA PACIFIC POWER COMPANY
CERTAIN RELATIONSHIPS WITH SIERRA PACIFIC RESOURCES AND NEVADA POWER COMPANY
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF THE GENERAL AND REFUNDING MORTGAGE SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUSES
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POWER OF ATTORNEY
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POWER OF ATTORNEY
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